UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Clear Channel Outdoor Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DIOR
DIOR
DEXTER
ORIGINAL SIN
NEW SERIES STREAMING DEC 13
Paramount+
Most Valuable Pop
OLIPOP

Clear Channel
Outdoor

GET MORE WITH US.

2025 Proxy Statement

A LETTER FROM OUR CEO AND THE INDEPENDENT CHAIR OF OUR BOARD

April 10, 2025

Dear Fellow Stockholders:

On behalf of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor”), it is our pleasure to invite you to our annual meeting of stockholders (the “Annual Meeting”).

During the past year, we continued to execute on our strategic plan, which is centered on enhancing our ability to drive organic cash flow—with the ultimate goal of reducing leverage on our balance sheet.

The sale of our Europe-North segment, as well as the sale of most of our businesses in Latin America, mark significant progress in the optimization of our portfolio and solidify our ability to focus on our higher-margin U.S. markets. We are optimistic about our ability to complete these optimization processes through the sale of our international businesses in Spain and Brazil.

We believe that these divestitures will increase optionality and reduce risk in our business. We anticipate prioritizing the sales proceeds to retire the most advantageous debt in our capital structure, as permitted in our debt agreements, to reduce cash interest and improve cash flows.

In 2025, we expect strength in our business to build as the year develops with healthy revenue growth and improved cash flows. Fueling our optimism is the benefit from the more diverse revenue profile that we have been building over the past few years, as we have more levers to grow our top line.

Our roadmap for growth remains centered on continuing to innovate and modernize our platform, including expanding our digital footprint, further leveraging our data and analytics capabilities and strategically growing our sales force. Finally, given the completion of the divestiture of our Europe-North segment, we expect to be in a position to take steps to further address our cost structure, as we prioritize our spending to drive growth in our America and Airports segments.

Thank you for your continued support and confidence in Clear Channel Outdoor. We hope you will join us for our Annual Meeting webcast on May 29, 2025.

Sincerely,

Scott R. Wells	W. Benjamin Moreland
Chief Executive Officer and Director	Independent Chair of the Board of Directors

NOTICE OF

2025

ANNUAL

MEETING OF

STOCKHOLDERS

AND

PROXY

STATEMENT

Thursday, May 29, 2025

9:00 a.m. Eastern Time

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

As a stockholder of Clear Channel Outdoor Holdings, Inc., you are hereby given notice that the Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. will be held by means of a live webcast, at meetnow.global/M6MCPMQ, on May 29, 2025 at 9:00 a.m. Eastern Time for the following purposes:

1.	to elect ten nominees to serve as directors for a one-year term;

2.	to approve an advisory resolution on executive compensation;

3.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Clear Channel Outdoor for the year ending December 31, 2025; and

4.	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 2, 2025 are entitled to notice of, and to vote at, the Annual Meeting.

If you plan to attend the Annual Meeting, please follow the voting and registration instructions set forth in the accompanying proxy statement (the “Proxy Statement”).

Your attention is directed to the accompanying Proxy Statement. In addition, although mere participation in the Annual Meeting will not revoke your proxy, if you participate in the Annual Meeting webcast, you may revoke your proxy and vote during the meeting. To ensure that your shares are represented at the Annual Meeting, please submit your vote by Internet, telephone or mail, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors:

Lynn A. Feldman

Executive Vice President, Chief Legal Officer and Corporate Secretary

San Antonio, Texas

April 10, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 29, 2025

The Proxy Statement and Annual Report are available at:

www.envisionreports.com/cco

Proxy Statement Summary	i

The Board of Directors and Corporate Governance	1

Risk Management	8
Succession Planning	10
Corporate Governance	11
Governance Guidelines	12
Board Committee Charters	13
Code of Business Conduct and Ethics	13
Stockholder and Interested Party Communication with the Board	13

Security Ownership of Certain Beneficial Owners and Management	14

Proposal 1: Election of Directors	16

A Message from our Compensation Committee	28

Compensation Discussion and Analysis	29

Role of the Executive Compensation Peer Group	36
Relationship of Compensation Policies and Programs to Risk Management	36
Elements of the Executive Compensation Program	37
Analysis of 2024 Compensation Decisions	38
Executive Benefits and Perquisites	46
Other Key Features of our Executive Compensation Program	47
Tax and Accounting Treatment	48

Compensation Committee Report	49

Executive Compensation Tables	50

2024 Summary Compensation Table	50
Employment Agreements with the Named Executive Officers	51
Grants of Plan-Based Awards	54
Outstanding Equity Awards at Fiscal Year-End	56
Option Exercises and Stock Vested	57

Pension Benefits	57
Nonqualified Deferred Compensation Plans	57
Potential Post-Employment Payments	58
Pay Versus Performance	69
Pay Ratio	73

Relationship of Compensation Policies and Programs to Risk Management	74

Director Compensation	74

Compensation Committee Interlocks and Insider Participation	75

Certain Relationships and Related Party Transactions	76

Policy on Review and Approval of Transactions with Related Persons	76

Certain Relationships and Related Party Transactions	76

Notice and Proxy Statement 2025

Proxy Statement Summary

This Proxy Statement contains information related to the 2025 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. and at any postponements or adjournments thereof. This summary highlights information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

2025 Annual Meeting Information

Date and Time: Thursday, May 29, 2025 at 9:00 a.m. Eastern Time	Location: meetnow.global/M6MCPMQ	Record Date: April 2, 2025	Proxy Mail Date: On or about April 16, 2025

HOW TO VOTE

By Internet: Visit the website listed on your proxy card.	By Phone: Call the telephone number on your proxy card.	By Mail: Sign, date and return your proxy card in the enclosed envelope.	During the Annual Meeting: Participate in the Annual Meeting webcast.

Voting:	Each share of Clear Channel Outdoor common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.

Admission:	Admission to the Annual Meeting is limited to stockholders who own shares of Clear Channel Outdoor common stock as of close of business on April 2, 2025 (the “Record Date”). If you plan to attend the Annual Meeting, please follow the registration instructions set forth in this Proxy Statement.

ANNUAL MEETING AGENDA AND VOTE RECOMMENDATIONS

Matter		Board Vote Recommendation	Page Reference (for more details)

Proposal 1	Election of Directors	FOR	16

Proposal 2	Advisory Resolution on Executive Compensation	FOR	80

Proposal 3	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2025	FOR	81

In this Proxy Statement, “we”, “our”, “us”, “CCOH”, “Clear Channel Outdoor” and the “Company” refer to Clear Channel Outdoor Holdings, Inc., and the “Annual Meeting” refers to Clear Channel Outdoor’s 2025 Annual Meeting of Stockholders. We will begin mailing this Proxy Statement and form of proxy card to stockholders on or about April 16, 2025.

ii Notice and Proxy Statement 2025

DIRECTOR NOMINEE HIGHLIGHTS

Below is information about each of our director nominees, as of April 2, 2025:

Name	Age	Most Recent Experience(s)	Committee Memberships

John Dionne	61	Retired Senior Advisor at Blackstone Group, L.P.	AC, NCGC

Lisa Hammitt	62	Retired Executive Vice President, Artificial Intelligence and Chief Technology Officer at Davidson Technologies	CC, NCGC

Andrew Hobson	63	Partner and Chief Financial Officer at Innovatus Capital Partners, LLC	AC

Timothy (Tim) P. Jones	66	Retired Chief Operating Officer (U.S. Marketing Services) of Publicis Groupe	AC, CC

Thomas C. King	64	Operating Partner at Atlas Merchant Capital	CC

Joe Marchese	44	Co-Founder and Executive Chairman of Human Ventures	CC, NCGC

W. Benjamin Moreland «	61	Private Investor and Retired Chief Executive Officer at Crown Castle International Corp.	—

Scott R. Wells	56	Chief Executive Officer at Clear Channel Outdoor	—

Raymond (Ted) T. White	59	Co-Founder and Managing Director of Legion Partners Asset Management, LLC	AC

Jinhy Yoon	53	Retired Executive Vice President, Credit Research at PIMCO	AC, NCGC

« = Chair of the Board

AC = Audit Committee

CC = Compensation Committee

NCGC = Nominating and Corporate Governance Committee

Notice and Proxy Statement 2025 iii

CORPORATE GOVERNANCE HIGHLIGHTS

The Board of Directors (the “Board”) of Clear Channel Outdoor believes that good governance is key to achieving long-term stockholder value and that the Company’s long-term success requires the Company’s commitment to a robust framework of guidelines and practices that serve the best interests of the Company and all of our stockholders. Below are some key highlights of our corporate governance framework:

Board Practices

✓   9 out of 10 of our directors are independent.

✓   The Board is led by an independent, non-executive Chair.

✓   All of our directors are elected annually.

✓   All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined by the New York Stock Exchange (“NYSE”) listing standards and applicable U.S. Securities and Exchange Commission (“SEC”) rules.

✓   Each Board committee operates under a written charter that has been approved by the Board and is reviewed and, if necessary, amended annually.

✓   The Board conducts regular executive sessions, where non-executive, independent directors meet without management.

✓   The Nominating and Corporate Governance Committee oversees an annual self-evaluation process for the Board and each standing committee of the Board and is responsible for proposing any modification or alterations to Board or committee practices or procedures.

Compensation Practices

✓   Robust annual risk assessment of executive compensation programs, policies and practices.

✓   Clawback policy in place for senior executives in the case of an accounting restatement.

✓   Significant stock ownership guidelines for senior executives and directors.

Stockholder Matters

✓   Robust stockholder engagement.

✓   Annual Say-on-Pay voting.

Other Governance Practices

✓   Our Code of Business Conduct and Ethics, which applies to all Clear Channel Outdoor employees, as well as our executive officers and our directors, reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability.

✓   We have made a strong commitment to Corporate Social Responsibility and strengthening the Company’s Environmental, Social and Governance (“ESG”) program.

✓   Directors, executive officers and other employees are prohibited from hedging or pledging their Clear Channel Outdoor equity.

CORPORATE SOCIAL RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our Board and management team are committed to making a difference in the communities we serve. We are united across our business units by the common mission of “creating a better world through our people-powered platform”. Together, we strive to improve the communities in which we operate through innovation, dedication and good governance.

On November 8, 2024, Clear Channel Outdoor published its 2024 ESG Report, which details how we strive to behave ethically and responsibly as a company, an employer and a business partner and in a manner designed to manage risk and unlock greater value in our business practices. For more information on our ESG policies, practices, initiatives and accomplishments, please see our 2024 ESG Report, which is available at investor.clearchannel.com. None of our 2024 ESG Report, our websites or the information included therein is a part of, or incorporated by reference into, this Proxy Statement.

iv Notice and Proxy Statement 2025

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Committee, with support from its independent compensation consultant, periodically evaluates our compensation practices to ensure that they support the objectives of our business, align with market practices and provide incentives to deliver key financial metrics that are explicitly linked with stockholder value creation. Certain highlights for 2024 include:

•	We continued our practice of annual incentive plan awards tied to Company, division and individual performance goals.

•

Our long-term incentive (“LTI”) program provides for annual equity awards for our executive team members. The program favors performance-based LTI awards and varies by role. For Mr. Wells, the 2024 annual grants mix was 35% time-based restricted stock units (“RSUs”) and 65% performance stock units (“PSUs”). For Mr. Sailer and Ms. Feldman, the 2024 annual grants mix was 40% RSUs and 60% PSUs. For Messrs. Cochrane and Dilger, the 2024 annual grants mix was 75% RSUs and 25% PSUs. The RSUs are designed to promote retention, while the PSUs provide alignment to stockholders by tying payout to relative total shareholder return over a three-year period.

•

The compensation determinations for our NEOs for 2024 reflect the overall performance of Clear Channel Outdoor and the contributions of our leaders to driving the year’s successes. Strong individual performance along with nearly at-target achievement of business performance objectives resulted in the NEOs earning annual incentive payouts between 99% and 129% of their individual target opportunities.

•

On May 31, 2024, Messrs. Wells and Sailer and Ms. Feldman received one-time grants of PSUs that vest upon achievement of absolute stock price performance hurdles during a four-year performance period. These grants were designed to further align the interests of the Company’s executives with those of its stockholders, by exposing executives more directly to the market price of the Company’s common stock, increasing executive stock ownership over time and promoting retention given their potential value.

•

In connection with his promotion to Executive Vice President and Chief Financial Officer of the Company, Mr. David Sailer also received a one-time equity grant, with 40% granted in the form of RSUs and 60% in the form of PSUs.

•

On October 25, 2022, Mr. Justin Cochrane received a one-time cash award in recognition of his efforts related to the sale of our European businesses. 50% of that award was paid in 2023 and the remaining 50% was paid in 2024. On February 27, 2024, Mr. Cochrane received an additional cash award payable following the closing date of the sale of our Europe-North businesses, subject to terms and conditions set forth in the bonus letter (as amended).

•

On August 5, 2024, the Compensation Committee adopted the Change in Control Severance Plan, which provides certain severance pay and benefits to eligible participating executives whose employment is terminated in certain situations following the occurrence of a Change in Control. The Plan would help facilitate an orderly transition in the event of changes in management upon a change in control.

Notice and Proxy Statement 2025 v

THE BOARD OF DIRECTORS AND CORPORATE

GOVERNANCE

Our Board is responsible for overseeing the direction of Clear Channel Outdoor and for establishing broad corporate policies. In accordance with corporate legal principles, our Board is not involved in day-to-day operating activities of the Company. Members of the Board are kept informed of Clear Channel Outdoor’s business through discussions with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Corporate Secretary and other executive officers, by reviewing analyses and reports sent to them, by receiving updates from Board committees and by otherwise participating in Board and committee meetings.

COMPOSITION OF THE BOARD OF DIRECTORS; REFRESHMENT

Our Board is currently comprised of ten directors: W. Benjamin Moreland (our Chair), Scott R. Wells (our Chief Executive Officer), John Dionne, Lisa Hammitt, Andrew Hobson, Timothy (Tim) P. Jones, Thomas C. King, Joe Marchese, Raymond (Ted) T. White and Jinhy Yoon. The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, each of our current directors to be re-elected at this Annual Meeting for a one-year term expiring at our 2026 annual meeting of stockholders.

The Board is committed to adding new members with complementary skill sets and fresh perspectives. In 2024, two independent directors, Tim Jones and Ted White, were added to the Board. These directors enhance the Board’s qualifications and skills by bringing significant experience in advertising, mergers and acquisitions, investment and governance. The Board believes this particular set of skills are a good fit for Clear Channel Outdoor as we continue to execute on our strategic plan to optimize our portfolio and focus on growing our America and Airport segments, including monetizing our technology and broadening the revenue streams from our U.S. assets. In addition, effective January 1, 2025, Mary Teresa Rainey retired as a member of the Board. Ms. Rainey contributed greatly to Clear Channel Outdoor, and we thank her for her many years of service.

BOARD MEETINGS

In 2024, the Board held thirteen meetings and also acted by written consent. All of our incumbent directors attended at least 87% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served (during the periods of their service) during 2024.

The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session including only independent directors at least once a year. Clear Channel Outdoor’s independent directors met separately in executive session at least one time during 2024. Mr. Moreland, the independent Chair of the Board, presides over all such executive sessions.

STOCKHOLDER MEETING ATTENDANCE

Clear Channel Outdoor encourages, but does not require, its directors to attend the annual meeting of stockholders. All of our directors then in office attended the annual meeting of stockholders in 2024.

INDEPENDENCE OF DIRECTORS

Our Board currently consists of ten directors, one of whom currently serves as our Chief Executive Officer. For a director to be independent, the Board must determine that such director does not have any direct or indirect material relationship with Clear Channel Outdoor. Pursuant to our governance guidelines (the “Governance Guidelines”), the Board has undertaken its annual review of director independence.

The Board has adopted categorical standards for determining the independence of its members. Such independence standards conform to, or are more exacting than, the director independence requirements of the NYSE applicable to Clear Channel Outdoor. Our independence standards are set forth on Appendix A of the Governance Guidelines, which are available on our website at investor.clearchannel.com.

Notice and Proxy Statement 2025 1

The Board has affirmatively determined that all current directors (other than Mr. Wells) are independent under the listing standards of the NYSE, as well as Clear Channel Outdoor’s independence standards set forth in our Governance Guidelines. In addition, the Board has determined that each member currently serving on the Compensation Committee and on the Audit Committee is independent under the heightened independence standards for compensation or audit committee members under the listing standards of the NYSE and the rules and regulations of the SEC, as applicable. In making these determinations, the Board reviewed information provided by the directors and by Clear Channel Outdoor with regard to the directors’ business and personal activities as they relate to Clear Channel Outdoor and its affiliates.

In the ordinary course of business during 2024, Clear Channel Outdoor entered into purchase and sale transactions for products and services and other ordinary course transactions with certain entities affiliated with members of the Board as described below:

•	Ms. Hammitt and Messrs. Marchese and Moreland serve as directors or equivalent positions of companies and organizations to which we provided outdoor advertising services;
•	Mr. Marchese owns a small equity position in a non-profit organization to which we provided outdoor advertising services;
•

Mr. Marchese serves as a partner/co-founder of a company to which we provided outdoor advertising services, which did not exceed in any of the last three fiscal years the greater of $1 million or 2% of such company’s consolidated gross revenues; and

•	family members of Ms. Hammitt and Messrs. Dionne, Jones, King, and White are employed in non-executive roles by companies to which we provided, or from which we received, ordinary course services.

All of these transactions were for arms-length, ordinary course of business transactions, and we expect transactions of a similar nature to occur during 2025. These transactions were considered by the Board in making their independence determinations with respect to Ms. Hammitt and Messrs. Dionne, Jones, King, Marchese, Moreland and White. The Board has concluded that such transactions or relationships do not impair the independence of Ms. Hammitt and Messrs. Dionne, Jones, King, Marchese, Moreland and White.

With respect to Mr. White, the Board also considered that Mr. White is the Co-Founder and Managing Director of Legion Partners Asset Management, LLC and considered the relationships and transactions between Clear Channel Outdoor and Legion Partners Asset Management, LLC and its affiliates (collectively, “Legion Partners”), which are described under “Certain Relationships and Related Party Transactions.” In concluding that these relationships and transactions do not result in a “material relationship” between Clear Channel Outdoor and Legion Partners that would impede the exercise of independent judgment by Mr. White, the Board considered, among other things, that Legion Partners’ rights and obligations under the Cooperation Agreement, as amended, arise directly as a result of Legion Partners’ stock ownership, that the amount of certain expenses of Legion Partners that Clear Channel Outdoor reimbursed in 2024 is below the threshold set forth in the applicable NYSE and Board-adopted standards regarding independence and that such reimbursement does not constitute the payment of a consulting, advisory or other compensatory fee for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2 Notice and Proxy Statement 2025

COMMITTEES OF THE BOARD

The Board has three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Corporate Governance Committee. Each committee consists solely of independent directors and is governed by a written charter. The committee charters are available on our website at investor.clearchannel.com.

The table below provides membership information for each committee of the Board as of April 2, 2025:

Board Committee Membership

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Dionne	Member		Chair
Lisa Hammitt		Member	Member
Andrew Hobson	Chair
Timothy (Tim) P. Jones	Member	Member
Thomas C. King		Chair
Joe Marchese		Member	Member
W. Benjamin Moreland, Chair of the Board
Scott R. Wells
Raymond (Ted) T. White	Member
Jinhy Yoon	Member		Member
Meetings Held in 2024	4	6	5

The Audit Committee

Andrew Hobson, Chair	John Dionne

The Audit Committee consists of Andrew Hobson (as Chair), John Dionne, Tim Jones, Ted White and Jinhy Yoon, each of whom is independent as defined under the rules of the NYSE and Rule 10A-3 of the Exchange Act. Mr. Hobson has been designated as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Clear Channel Outdoor.

Tim Jones	Ted White
Jinhy Yoon

The Audit Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•

appoint, compensate, retain and oversee the work of the independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing an audit report or to perform other audit, review or attest services and all fees and other terms of their engagement;

Notice and Proxy Statement 2025 3

•	review and discuss reports regarding the independent registered public accounting firm’s independence;

•	review with the independent registered public accounting firm the annual audit scope and plan;

•	review with management, the director of internal audit and the independent registered public accounting firm the budget and staffing of the internal audit department;

•

review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	review with the independent registered public accounting firm the critical accounting policies and practices used or to be used;

•

review with management, the independent registered public accounting firm and the director of internal audit Clear Channel Outdoor’s internal accounting controls and any significant findings and recommendations;

•	discuss guidelines and policies with respect to risk assessment and risk management;

•	oversee Clear Channel Outdoor’s policies with respect to related party transactions;

•	prepare the Audit Committee report for inclusion in Clear Channel Outdoor’s annual proxy statement;

•	review information technology procedures and controls, including as they relate to data privacy and cyber-security; and

•	review with management and the Chief Legal Officer the status of legal and regulatory matters that may have a material impact on Clear Channel Outdoor’s financial statements and compliance policies.

The full text of the Audit Committee’s charter can be found on our website at investor.clearchannel.com.

The Compensation Committee

Thomas C. King, Chair	Lisa Hammitt	The Compensation Committee consists of Thomas C. King (as Chair), Lisa Hammitt, Tim Jones and Joe Marchese, each of whom is independent under the rules of the NYSE and further qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. The members of the Compensation Committee are not current or former employees of Clear Channel Outdoor, are not eligible to participate in any of Clear Channel Outdoor’s executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation and are not “affiliates” of the Company, as defined under Rule 10C-1 under the Exchange Act. The Compensation Committee administers Clear Channel Outdoor’s incentive-compensation plans and equity-based plans, determines compensation arrangements for all executive officers and makes recommendations to the Board concerning compensation for our directors. The Compensation Discussion and Analysis section of this Proxy Statement provides additional details regarding the basis on which the Compensation Committee determines executive compensation.
Tim Jones	Joe Marchese

The Compensation Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•

assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and Clear Channel Outdoor;

4 Notice and Proxy Statement 2025

•

review and approve corporate goals and objectives relevant to the compensation of Clear Channel Outdoor’s executive officers, evaluate the performance of the executive officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation level of the executive officers based on this evaluation;

•	review and adopt, and/or make recommendations to the Board with respect to, incentive-compensation plans for executive officers and equity-based plans;

•

review and discuss with management the Compensation Discussion and Analysis to be included in Clear Channel Outdoor’s annual proxy statement or annual report on Form 10-K, as applicable, and determine whether to recommend to the Board the inclusion of the Compensation Discussion and Analysis in the annual proxy statement;

•	prepare the Compensation Committee report for inclusion in Clear Channel Outdoor’s annual proxy statement or annual report on Form 10-K, as applicable;

•	review and make recommendations about the Company’s strategies, policies and procedures with respect to human capital management; and

•	recommend to the Board the appropriate compensation for the non-employee members of the Board.

The Compensation Committee has the ability, under its charter, to select and retain, in its sole discretion, at the expense of Clear Channel Outdoor, independent legal and financial counsel and other consultants necessary to assist the Compensation Committee. The Compensation Committee also has the sole authority to select and retain any compensation consultant to be used to survey the compensation practices in Clear Channel Outdoor’s industry and to provide advice so that Clear Channel Outdoor can maintain its competitive ability to recruit and retain highly qualified personnel. The Compensation Committee has the sole authority to approve related fees and retention terms for any of its counsel and consultants.

The full text of the Compensation Committee’s charter can be found on our website at investor.clearchannel.com.

The Nominating and Corporate Governance Committee

John Dionne, Chair	Lisa Hammitt	The Nominating and Corporate Governance Committee consists of John Dionne (as Chair), Lisa Hammitt, Joe Marchese and Jinhy Yoon, each of whom is independent under the rules of the NYSE.
Joe Marchese	Jinhy Yoon

The Nominating and Corporate Governance Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommend director nominees to the Board for the next annual meeting of stockholders;

•	oversee the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently;

Notice and Proxy Statement 2025 5

•	develop and recommend corporate governance guidelines;

•	oversee the evaluation of the Board and management; and

•

oversee, review with management and report to the Board on the Company’s ESG strategies, policies and practices in order to manage risk, lay a foundation for sustainable growth and effectively communicate ESG initiatives to stakeholders.

The full text of the Nominating and Corporate Governance Committee’s charter can be found on our website at investor.clearchannel.com.

DIRECTOR NOMINATING PROCEDURES

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, developing qualification standards and other criteria for selecting Board member nominees and reviewing background information for candidates for the Board, including those recommended by stockholders. The Nominating and Corporate Governance Committee believes that all Board members must, at a minimum, meet the criteria set forth in the Governance Guidelines, which specify, among other things, that the Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. While we do not have a policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse viewpoints, accomplishments, cultural backgrounds and professional expertise. The Board strives to nominate directors with a variety of complementary skills such that, as a group, the Board will possess the appropriate mix of experience, skills and expertise to oversee the Company’s businesses. Directors must: (i) have experience in positions with a high degree of responsibility; (ii) be leaders in the organizations with whom they are affiliated; (iii) have the time, energy, interest and willingness to serve as a member of the Board; and (iv) be selected based upon contributions they can make to the Board and management. Members of our Board play a critical role in guiding our strategic direction and overseeing our management. The Nominating and Corporate Governance Committee evaluates each incumbent director or candidate in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment and using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent director to determine whether she or he should be nominated to stand for reelection based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term.

The Nominating and Corporate Governance Committee will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration should be addressed to the Board, c/o Corporate Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. The Board evaluates candidates recommended by stockholders in the same manner in which it evaluates other nominees. Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in our By-laws and Rule 14a-19 of the Exchange Act (the universal proxy rules).

BOARD LEADERSHIP STRUCTURE

The Board exercises its discretion in combining or separating the position of Chair of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The roles are currently separated with Mr. Wells serving as our Chief Executive Officer and Mr. Moreland serving as the independent Chair of our Board. The Chief Executive Officer is responsible for the strategic direction, day-to-day leadership and performance of the Company, while the Chair of the Board provides overall leadership to our Board. This leadership structure allows the Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. Our Board believes that this leadership structure has historically provided an appropriate allocation of roles and responsibilities and has been in the best interests of stockholders and believes that it continues to be appropriate and in the best interests of stockholders at this time.

6 Notice and Proxy Statement 2025

W. Benjamin Moreland

Mr. Moreland has been our independent Chair since May 2019. The Board views the independent Chair as a liaison between the Board and the Company’s Chief Executive Officer and other members of management and believes the powers and authority of the Chair strengthen the Board’s role in risk oversight. Mr. Moreland exercises effective leadership and sets the tone at the top. He leverages, from multiple leadership positions and service on a public company board, his breadth of experience in oversight areas, including in financial and transactional matters, as well as his strategic insight to strengthen independent oversight of management.

Our independent Chair has power and authority to do the following:

•  preside at all meetings of non-management directors when they meet in executive session without management participation;

•  set agendas, priorities and procedures for meetings of non-management directors meeting in executive session without management participation;

•  add agenda items to the established agenda for meetings of the Board and its committees;

•  request access to the Company’s management, employees and its independent advisers for purposes of discharging his duties and responsibilities as a director; and

•  retain independent outside financial, legal or other advisors at any time, at the expense of the Company, on behalf of the Board or any committee or subcommittee of the Board.

In addition, at any time when the Chair might not be an independent director, a Presiding Director will be selected. The Board has created the office of the Presiding Director to serve as the lead non-management director of the Board. If required, the Presiding Director would be an “independent” director, as that term is defined from time to time by the listing standards of the NYSE and as determined by the Board in accordance with the Governance Guidelines. If the Chair of the Board is an independent director, then the Chair of the Board assumes the responsibilities of the Presiding Director that are set forth above.

SELF-EVALUATION

Our Board conducts an annual self-evaluation process to determine whether the Board, its committees and the directors are functioning effectively. This includes survey materials as well as individual, private conversations between directors and the Chair of the Board, as needed, and a report to, and discussion of survey results with, the Nominating and Corporate Governance Committee, the Board’s other committees and the full Board. The survey materials solicit feedback on organizational matters, business strategy, financial matters, board structure and meeting administration. The directors use the survey materials, discussions with the Chair of the Board, as needed, and discussions amongst the Board’s committees and with the full Board to provide feedback, identify themes for the Board to consider, suggest specific action steps and review Board agendas. In addition, focus areas identified through the evaluation are incorporated into the Board’s and, as applicable, its committees’ agendas for the following year. The annual Board performance evaluation is also a primary determinant for Board tenure. Annually, the Nominating and Corporate Governance Committee reviews progress against focus areas identified in the self-evaluation. Each committee also conducts its own annual self-evaluation to assess the functioning of the committee and the effectiveness of the committee members, including the committee chair.

Notice and Proxy Statement 2025 7

CONTINUING DIRECTOR EDUCATION

Clear Channel Outdoor offers education sessions and provides materials on relevant topics to the independent members of the Board. The sessions include live presentations by external and internal subject matter experts. The sessions and materials are designed to enhance the directors’ understanding of complex or fast-developing subject areas. For example, in 2024, topics covered included opportunities and risks presented by artificial intelligence. We believe that these education opportunities facilitate broader subject matter expertise among our directors.

RISK MANAGEMENT

Our Board has overall responsibility for the oversight of our enterprise risk management process, which is guided by the COSO Enterprise Risk Management Framework three lines of defense model, including Operational Management as the First Line of Defense, Compliance and Information Security as the Second Line of Defense and Internal and External Audit as the Third Line of Defense. The Board sets the tone at the top as it relates to enterprise risk management and encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day operations.

Our risk management philosophy strives to:

•	timely identify the material risks that we face;

•	communicate necessary information with respect to material risks to senior management and, as appropriate, to the Board or relevant Board committee;

•	implement appropriate and responsive risk management strategies consistent with our risk profile; and

•	integrate risk management into our decision-making.

Our management conducts a formal risk assessment of the Company’s business, including probability and potential economic and reputational impact assessments, and develops mitigation actions and monitoring plans.

The Board has designated the Audit Committee to broadly oversee enterprise risk management in accordance with its charter, which includes oversight by the Audit Committee of climate-related compliance and privacy and information security risks. Under the oversight of the Audit Committee, and with the support of the Company’s compliance function, the Company’s internal and external audit functions and certain other departments, we operate an enterprise-wide risk management governance framework that sets standards and provides guidance for the identification, assessment, monitoring and control of the most significant risks facing the Company and that have the

8 Notice and Proxy Statement 2025

potential to affect stockholder value, our customers and colleagues, the communities in which we operate and the safety and soundness of the Company. The Audit Committee then reports to the Board quarterly regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

The Board also exercises its oversight of our enterprise risk management process with support from the Compensation Committee and the Nominating and Corporate Governance Committee, each of which has oversight responsibilities for risks that may fall within their areas of responsibility and expertise. For example, the Compensation Committee reviews human capital risks, and the Nominating and Corporate Governance Committee regularly reviews ESG risks. The Board receives independent reports from each committee at its quarterly meetings.

Notice and Proxy Statement 2025 9

The Board’s oversight of risk management requires close interaction between the full Board, each of its committees and executive management. The Company’s risk oversight framework and key areas of responsibility are illustrated below:

SUCCESSION PLANNING

At least annually, the Compensation Committee reviews the Company’s talent management and succession plan, including with respect to the Chief Executive Officer and other executive positions. This includes the review and evaluation of development plans for potential successors to the Chief Executive Officer role and other executive positions.

Developing talent at all levels of the Company is a priority for us. We are focused on providing the Board with additional opportunities to interact with senior management, which gives management unique access to the Board and also facilitates a deeper understanding of the organization among the Board. The Company also offers various talent development programs throughout the organization focused on building leadership and management skills, career development and other areas.

10 Notice and Proxy Statement 2025

CORPORATE GOVERNANCE

Our corporate governance practices are established and monitored by the Board. The Board, with assistance from the Nominating and Corporate Governance Committee, periodically assesses our governance practices in light of legal requirements and governance best practices.

Our primary governing documents include:

•	Governance Guidelines

•	Board Committee Charters

○	Audit Committee Charter

○	Compensation Committee Charter

○	Nominating and Corporate Governance Committee Charter

•	Code of Business Conduct and Ethics

These documents are available on our website at investor.clearchannel.com. We encourage our stockholders to read these documents, as we believe they illustrate our commitment to good governance practices. Certain key provisions of these documents are summarized below.

Notice and Proxy Statement 2025 11

GOVERNANCE GUIDELINES

We operate under Governance Guidelines that set forth our corporate governance principles and practices on a variety of topics, including director qualifications, the responsibilities of the Board, independence requirements and the composition and functioning of the Board. Our Governance Guidelines are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors. The Governance Guidelines include, but are not limited to, the following key practices to assist the Board in carrying out its responsibilities in connection with the business and affairs of Clear Channel Outdoor:

1.	Director Responsibilities
The basic responsibility of a director is to exercise her or his business judgment and act in what she or he reasonably believes to be in the best interests of Clear Channel Outdoor and its stockholders. Directors are expected to attend Board meetings and meetings of committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities.

2.	Self-Evaluation Process
The Board and each standing committee of the Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee is responsible for overseeing the self-evaluation process and for proposing any modification or alterations in Board or committee practices or procedures.

3.	Executive Sessions of Non-Management Directors
The non-management directors and/or the independent directors meet periodically in executive session without management participation.

4.	Board Access to Senior Management
Directors have complete access to Clear Channel Outdoor’s management, employees and its independent advisors for purposes of discharging their duties and responsibilities as directors and can initiate contact or meetings through the Chief Executive Officer or any other executive officer.

5.	Board Access to Independent Advisors
The Board and each Board committee have the power to retain independent outside legal, financial or other advisors as they may deem necessary, at our expense.

6.	Board Tenure
The Board believes that term limits on director service and a predetermined retirement age impose arbitrary restrictions on Board membership. Instead, the Board believes directors who, over a period of time, develop an insight into Clear Channel Outdoor and its operations provide an increasing contribution to Clear Channel Outdoor as a whole. The annual board performance evaluation is a primary determinant for Board tenure.

7.	Directors Who Change Their Current Job Responsibilities
A director who changes the nature of the job she or he held when she or he was elected to the Board shall promptly notify the Board of any such change. This does not mean that such director should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these new circumstances.

8.	Service on Multiple Boards (“Overboarding”)
To enable the Board to assess a director’s effectiveness and any potential conflicts of interest, any director who serves on more than three other public company boards must advise the Chair in advance of accepting an invitation to serve as a member of another public company board.

9.	Management Development and Succession Planning
The Board or a committee of the Board will periodically consider management development and succession planning, including short-term succession planning for certain of Clear Channel Outdoor’s most senior management positions.

12 Notice and Proxy Statement 2025

BOARD COMMITTEE CHARTERS
Each standing committee of the Board operates under a written charter that has been adopted by the Board. We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter sets forth the purpose and responsibilities of the respective committee and discusses matters such as committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed at least every year, or more frequently as the applicable committee may determine, and are updated as needed. More information on the Board’s standing committees, their respective roles and responsibilities and their charters can be found under “The Board of Directors and Corporate Governance—Committees of the Board” above.
CODE OF BUSINESS CONDUCT AND ETHICS
Our Code of Business Conduct and Ethics (the “Code”) applies to our officers, directors, employees (including our principal executive officer, principal financial officer and principal accounting officer), interns, contractors and agents throughout our corporate structure. Our Code constitutes a “code of ethics”, as defined by Item 406(b) of Regulation
S-K.
Our Code is available on our website at
investor.clearchannel.com
. We intend to satisfy the disclosure requirements of Item 5.05 of Form
8-K
regarding any amendment to, or waiver from, a provision of the Code that applies to our principal executive officer, principal financial officer or principal accounting officer and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation
S-K
by posting such information on our website at
investor.clearchannel.com
.
INSIDER TRADING POLICY
Our Insider Trading Policy (the “Policy”) applies to our directors, executive officers, employees, consultants and contractors, as well as other persons set forth in the Policy. Our Policy governs all transactions (including, but not limited to, purchases, sales and bona fide
gifts) in Company securities, including our common stock, options for our common stock and any other securities we may issue such as preferred stock, warrants and convertible debentures. The Policy prohibits trading in the securities of the Company, directly or indirectly, while aware of any material non-public
information, and “tipping” or passing material nonpublic information to others. We believe the Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of the Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
STOCKHOLDER AND INTERESTED PARTY COMMUNICATION WITH THE BOARD
Stockholders and other interested parties may contact an individual director, the Chair of the Board, the Board as a group or a specified Board committee or group, including the non-management
directors as a group, by sending regular mail to the following address:
Board of Directors
c/o Corporate Secretary
Clear Channel Outdoor Holdings, Inc.
4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249

Notice and Proxy Statement 2025 13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of Clear Channel Outdoor’s common stock as of April 2, 2025 for: (1) each director currently serving on our Board, all of whom are nominees for director; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to Clear Channel Outdoor to beneficially own more than 5% of any class of Clear Channel Outdoor’s outstanding shares of common stock. At the close of business on April 2, 2025, there were 496,624,429 shares of Clear Channel Outdoor’s common stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Each share of Clear Channel Outdoor common stock is entitled to one vote on matters submitted to a vote of the stockholders. Each share of our common stock is entitled to share equally on a per-share basis in any dividends and distributions by us.

Name and Address of Beneficial Owner(a)	Number of Shares of Common Stock	Percent of Common Stock(b)
Holders of More than 5%:
PIMCO(c)	104,796,992	21.1%
Ares Management(d)	55,829,046	11.2%
Arturo R. Moreno(e)	51,932,534	10.5%
The Vanguard Group(f)	36,323,087	7.3%
BlackRock, Inc.(g)	27,671,438	5.6%
Legion Partners(h)	26,080,554	5.3%

Named Executive Officers, Executive Officers and Directors:
Scott R. Wells(i)	2,768,603	*
David J. Sailer(j)	457,204	*
Brian D. Coleman(k)	1,480,741	*
Lynn A. Feldman(l)	882,786	*
Justin Cochrane(m)	821,060	*
Jason A. Dilger(n)	367,039	*
John Dionne(o)	518,428	*
Lisa Hammitt(p)	333,478	*
Andrew Hobson(q)	618,926	*
Tim Jones(r)	23,821	*
Thomas King(s)	645,965	*
Joe Marchese(t)	654,051	*
W. Benjamin Moreland(u)	2,342,718	*
Ted White(v)	26,080,554	5.3%
Jinhy Yoon(w)	39,276	*
All directors and executive officers as a group (15 individuals)(x)	38,034,650	7.7%

*	Means less than 1%.

(a)	Unless otherwise indicated, the address for all beneficial owners is c/o Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act.

14 Notice and Proxy Statement 2025

(c)

As reported on a Schedule 13D/A filed on July 14, 2023, Pacific Investment Management Company LLC (“PIMCO”) has sole voting and investment power with respect to all the shares reported above. The address of the principal business office of PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

(d)

As reported on a Form 4 filed on February 2, 2023, the shares of Clear Channel Outdoor’s common stock reflected above may be deemed to be beneficially owned by one or more of the following persons: ASSF IV AIV B Holdings III, L.P., ASSF IV AIV B, L.P., ASSF Operating Manager IV, L.P., ASOF Holdings I, L.P., ASOF II Holdings I, L.P., ASOF II A (DE) Holdings I, L.P., ASOF Investment Management LLC, ACOF VI Holdings, L.P., ACOF Investment Management LLC, Ares Management LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Management Corporation, Ares Voting LLC, Ares Management GP LLC and Ares Partners Holdco LLC. The business address of each reporting person is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(e)

As reported on a Schedule 13D/A filed on November 4, 2024, Mr. Arturo Moreno has sole voting and investment power with respect to 51,932,534 shares of Clear Channel Outdoor’s common stock. The business address of the reporting person is 4455 E. Camelback Road, Suite C140, Phoenix, Arizona 85018.

(f)

As reported on a Schedule 13G/A filed on February 13, 2024, The Vanguard Group, Inc. has shared voting power with respect to 223,607 shares, sole dispositive power with respect to 35,826,576 shares and shared dispositive power with respect to 496,511 shares. The business address of each reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(g)

As reported on a Schedule 13G/A filed January 29, 2024, Blackrock, Inc. has sole voting power with respect to 26,967,630 shares, sole dispositive power with respect to 27,671,438 shares, and the following subsidiaries are reported as having acquired the securities reported in the Schedule 13G/A BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. The business address of each reporting person is BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.

(h)

As reported on a Form 4 filed on February 18, 2025, the following persons have shared voting and investment power with respect to the following number of shares of common stock of Clear Channel Outdoor: Legion Partners, L.P. I, with respect to 21,869,019 shares, Legion Partners, L.P. II, with respect to 1,943,844 shares, Legion Partners Special Opportunities, L.P. XVI, with respect to 2,122,933 shares, Legion Partners, LLC, with respect to 25,935,796 shares, Legion Partners Asset Management, LLC, with respect to 26,079,654 shares (which excludes unvested RSUs), and Legion Partners Holdings, LLC, Christopher S. Kiper and Ted White, with respect to 26,080,554 shares (which excludes unvested RSUs). The business address of the reporting persons is 12121 Wilshire Blvd, Suite 1240, Los Angeles, California 90025.

(i)	Represents 2,705,185 shares of common stock and vested stock options representing 63,418 shares of common stock

(j)	Represents 436,897 shares of common stock and vested stock options representing 20,307 shares of common stock

(k)	Represents 1,330,741 shares of common stock and 150,000 unvested RSUs that will vest within 60 days of April 2, 2025.

(l)	Represents 871,743 shares of common stock and vested stock options representing 11,043 shares of common stock

(m)	Represents 814,474 shares of common stock and vested stock options representing 6,586 shares of common stock

(n)	Represents 360,185 shares of common stock and vested stock options representing 6,854 shares of common stock.

(o)	Represents 518,428 shares of common stock.

(p)	Represents 333,478 shares of common stock.

(q)	Represents 618,926 shares of common stock.

(r)	Represents 23,821 shares of common stock.

(s)	Represents 645,965 shares of common stock.

(t)	Represents 654,051 shares of common stock.

(u)	Represents 2,342,718 shares of common stock.

(v)

Mr. White is the Co-Founder and a Managing Director of Legion Partners Asset Management, LLC and has shared voting and investment power with respect to the shares of common stock reported by Legion Partners as set forth in footnote (h) above.

(w)	Represents 39,276 shares of common stock held by Ms. Yoon.

(x)

As of April 2, 2025, includes common stock beneficially owned by all of our directors and executive officers as a group as follows: (1) 11,695,888 shares of common stock held by such persons (excluding shares beneficially owned by Ted White); (2) 26,080,554 shares beneficially owned by Ted White as set forth in footnotes (h) and (u) above; (3) vested stock options representing 108,208 shares of common stock; and (4) 150,000 RSUs that will vest within 60 days of April 2, 2025 (excluding RSUs beneficially owned by Ted White).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our registered securities. To our knowledge, based on a review of the copies of such reports filed with the SEC, the Company’s records, and written representations by our directors and executive officers that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with during 2024. To our knowledge, based solely on a review of the report filed with the SEC, a greater than ten percent beneficial owner, Mr. Arturo R. Moreno, submitted his Form 3 filing shortly after the applicable filing deadline in 2024.

Notice and Proxy Statement 2025 15

PROPOSAL 1: ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, the persons listed below as nominees for election as directors at the Annual Meeting. All nominees are currently directors who consented to be named in this Proxy Statement and have agreed to serve, upon election. Except for Mr. Jones, who was appointed on September 30, 2024 and is submitted to election by our stockholders for the first time at the Annual Meeting, all nominees are standing for re-election. Mr. Jones was initially recommended to the Nominating and Corporate Governance Committee by a third-party search firm. The third-party search firm identified Mr. Jones, gathered information regarding Mr. Jones’s background and experience and reported its findings, first to the Board’s Nominating and Corporate Governance Committee and then to the full Board.

Pursuant to our Certificate of Incorporation, each director will be elected for a one-year term annually. Accordingly, the directors elected at the Annual Meeting will serve a one-year term until the annual meeting of stockholders in 2026 and until her or his successor shall have been elected and qualified, subject to earlier death, resignation or removal. The directors are to be elected by a plurality of the votes cast at the Annual Meeting. Each nominee has indicated a willingness to serve as director if elected. Should any nominee become unavailable for election or be unable to serve for good cause, discretionary authority is conferred on the proxies to vote for a substitute. We have no reason to believe that any nominee will be unable or unwilling to serve if elected.

Our directors, all of whom are director nominees, are from diverse professional backgrounds and possess the relevant combination of experience, skills and qualifications that contribute to a well-functioning board that is equipped to oversee the Company’s business and represent stockholder interests through sound judgment and utilizing the group’s varied experience. The diversity of characteristics, expertise, skills and experiences that the Nominating and Corporate Governance Committee and the Board seek in the composition of the Board, as well as the individual experiences, skills and characteristics of our Board members, are highlighted in the following charts and director qualifications matrix.

16 Notice and Proxy Statement 2025

Notice and Proxy Statement 2025 17

The following information, which is as of April 2, 2025, is furnished with respect to each of the nominees for election at the Annual Meeting.

The Board recommends that you vote “FOR” all director nominees. Properly submitted proxies will be so voted unless stockholders specify otherwise.

Director Age: 61 Board Committees: • Audit • Nominating and Corporate Governance (Chair) Board Member Since: 2019

 John Dionne

Mr. Dionne is a retired Senior Advisor at Blackstone Group L.P. (NYSE: BX), an investment firm, where he served from July 2013 to January 2024 and has served as a Senior Lecturer in the Finance Unit at the Harvard Business School since January 2014. He previously served as a director of Caesars Entertainment Corporation (NASDAQ: CZR), a large casino-entertainment company, from October 2017 to July 2020 and Pelmorex Corporation, an international weather content and technology company. He currently serves as a director of Cengage Learning Holdings II, Inc. and as a Senior Advisor to BayPine, a private investment firm, and Privacore Capital. Until he retired from his position as a Senior Managing Director of Blackstone, Mr. Dionne was most recently Global Head of its Private Equity Business Development and Investor Relations Groups and served as a member of Blackstone’s Private Equity and Valuation Committees. Mr. Dionne originally joined Blackstone in 2004 as the Founder and Chief Investment Officer of the Blackstone Distressed Securities Fund. Mr. Dionne began his career with PricewaterhouseCoopers.

Key Qualifications and Experience

•  Extensive financial experience, including overall leadership of global fundraising efforts of over $25 billion for private equity investment vehicles at Blackstone Group L.P., and management of Blackstone Distressed Securities Firm with peak assets under management of over $2 billion, which provide valuable insights for the Company.

•  Previously was a Chartered Financial Analyst and Certified Public Accountant.

•  Significant experience as a director of companies and not-for-profit institutions.

Education

•  B.S. Magna Cum Laude in Accounting, Economics and Finance, The University of Scranton

•  M.B.A., academic honors, Harvard Business School

18 Notice and Proxy Statement 2025

Director Age: 62 Board Committees: • Compensation • Nominating and Corporate Governance Board Member Since: 2019

 Lisa Hammitt

Ms. Hammitt has served as Chairwoman of Intelsat, S.A., a Luxembourg-headquartered operator of medium-earth-orbit and geosynchronous orbit satellites in media and telecommunications, since 2023, after joining the board of directors in March 2022. Under her stewardship, Intelsat has achieved organic growth and announced a merger with SES S.A., a Luxembourg-based communications satellite operator, subject to closing. Previously, Ms. Hammitt served as the Executive Vice President, Artificial Intelligence and Chief Technology Officer at Davidson Technologies, a company providing solutions across the machine-learning pipeline and enhancing defense applications, from September 2020 to December 2022. Prior to joining Davidson Technologies, Ms. Hammitt served as the Global Vice President, Data and Artificial Intelligence at VISA Inc. (NYSE: V), a leading global credit card processing and data services company, from December 2017 to June 2020. Ms. Hammitt served as the Chief Executive Officer and Founder of Beseeq, Inc., an artificial intelligence-driven advertising start-up, from September 2016 to December 2017. She served as Vice President of Cloud Marketplace and SaaS at IBM Corporation (NYSE: IBM), a multinational computer hardware, software and service company, from June 2015 to August 2016. Before that, she was Vice President of Business Operations for Salesforce Community Cloud, an online brand platform of Salesforce, Inc. (NYSE: CRM), a leading SaaS services company, from August 2012 to May 2015. Earlier in her career, Ms. Hammitt headed mergers and acquisitions in Information Management and Cloud Computing at IBM and HP Inc. (NYSE: HPQ). Ms. Hammitt currently serves as a member of the boards of Auterion, a Zurich-based autonomous drone operating systems provider, and Sun Corporation, a Japan-based manufacturing company mainly engaged in the development, manufacture and sale of mobile data solution business and entertainment related business. She previously served on the boards of Glassbox, QuSecure, and Archetype AI. Ms. Hammitt also holds an advisor seat at Brighton Park Capital, an investment firm specializing in software, information services and technology-enabled services.

Key Qualifications and Experience

•  Over three decades of experience in growing technology-oriented businesses, most recently in the application of artificial intelligence and quantum security to problems involving national security and space.

•  Track record of developing $100 million+ businesses.

•  Deep expertise in corporate restructuring.

•  Broad executive experience, including high-level leadership positions at multinational companies within the technology and media spaces.

•  Patent inventor holding issued and pending patents in topics ranging from ontology-driven information systems, content management, complex data graphs, blockchain security, quantum networks, and AI-enabled privacy.

Education

•  B.A. in French and B.A. in Economics, University of California, Berkeley

•  Graduate Coursework in Artificial Intelligence, Stanford University

•  Executive Education, Stanford Law School and Harvard Business School

Notice and Proxy Statement 2025 19

Director Age: 63 Board Committees: • Audit (Chair) Board Member Since: 2019

 Andrew Hobson

Mr. Hobson has served as Partner and Chief Financial Officer at Innovatus Capital Partners, LLC, a private investment firm, since January 2016. From 1994 to 2015, Mr. Hobson served in various roles at Univision Communications Inc. (now known as TelevisaUnivision, Inc.), a television and radio broadcasting company, including Senior Executive Vice President and Chief Financial Officer from October 2007 through February 2015, during which time he was responsible for all financial aspects of the company. Prior to his employment at Univision, Mr. Hobson served as a Principal at Chartwell Partners LLC from 1990 to 1994. Mr. Hobson has served as chairman of the board of directors of Cumulus Media, Inc. (NASDAQ: CMLS), a prominent audio-first media and entertainment company, since June 2018.

Key Qualifications and Experience

•  Extensive experience in the media industry.

•  Deep experience in finance and accounting, including leading and structuring transactions in capital structures across varying economic cycles, and overseeing financial reporting, tax, capital allocation, financial and strategic planning.

•  Strong experience and service as a public company board member, including as chairman.

•  30-year career building and leading teams of finance executives and raising billions in debt and equity financing.

Education

•  B.S.E in Finance and B.S.E in Accounting, magna cum laude, University of Pennsylvania, The Wharton School

20 Notice and Proxy Statement 2025

Director Age: 66 Board Committees: • Audit • Compensation Board Member Since: 2024

 Timothy (Tim) P. Jones

Mr. Jones served as the Chief Operating Officer (U.S. Marketing Services) of Publicis Groupe, a leading multinational advertising and communications group, from January 2021 to December 2023. He previously served as the Chief Executive Officer of Publicis Media U.S. / Americas from March 2016 to December 2020. Prior to this role, Mr. Jones served in roles of increasing responsibility, culminating with Chief Executive Officer (North America), at ZenithOptimedia Group, a large global media agency network of Publicis Groupe.

Key Qualifications and Experience

•  Over 30-year career in multinational advertising, leading the creative, digital experience, media and other businesses.

•  Tenured experience in financial and operational oversight.

•  Expertise in mergers, acquisitions and integrations, as well as generation of organic growth.

•  Seasoned business leader with broad business and management experience.

Notice and Proxy Statement 2025 21

Director Age: 64 Board Committees: • Compensation (Chair) Board Member Since: 2019

 Thomas C. King

Mr. King has served as an Operating Partner at Atlas Merchant Capital, a global private equity fund, since November 2018. From December 2009 through March 2016, Mr. King held several senior roles at Barclays PLC (NYSE: BCS), an international investment banking firm, including serving as Chief Executive Officer of Investment Banking and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee, which oversees all of the Barclays PLC businesses. Mr. King served as a director of Leerink Partners LLC, a leading investment bank focused on the healthcare and life science industries, until its sale in January 2019. Mr. King also served on the board of directors of Panmure Gordon, a British corporate and institutional investment bank, from December 2018 until it completed its merger with Liberum Investment in May 2024. Additionally, Mr. King served as a director of Concord Acquisition Corp from December 2020 until its delisting in December 2022, as a director of Concord Acquisition Corp II from September 2021 to January 2023, as a director of Concord Acquisition Corp III (NYSE: CNDB), a blank check company, from November 2021 until its merger with GCT Semiconductor, Inc in March 2024, as a director of Silicon Valley Bank from September 2022 until March 2023, as a director of SVB Financial Group from September 2022 until its reorganization in November 2024 and as a director of Radius Global Infrastructure, Inc. (NASDAQ: RADI), an international aggregator of rental streams underlying wireless and other digital infrastructure sites, from November 2020 until its sale in September 2023.

Key Qualifications and Experience

•  Extensive experience in investment banking, mergers and acquisitions and corporate finance.

•  Maintains strong knowledge of the financial markets.

•  Extensive experience and service as a public company board member.

Education

•  B.A. in Economics, Bowdoin College

•  M.B.A in Finance, University of Pennsylvania, The Wharton School

22 Notice and Proxy Statement 2025

Director Age: 44 Board Committees: • Compensation • Nominating and Corporate Governance Board Member Since: 2019

 Joe Marchese

Mr. Marchese has served as the Chief Executive Officer of Attention Capital, a media and technology holding company, since August 2019. Mr. Marchese is also the Co-Founder and Executive Chairman of Human Ventures Co., a leading start-up studio and venture fund, since February 2015 and has served as Partner/Co-Founder of Casa Komos Beverage Group, a portfolio of elevated hospitality brands, since 2019. From 2015 to 2019, he served as President of Advertising Revenue for Fox Networks Group, a television broadcasting company, a role in which he oversaw multi-billion dollar advertising sales, research and innovation for FOX Broadcast, FOX Sports, FS1, FX, FXX and National Geographic. Previously, Mr. Marchese co-founded and served as Chief Executive Officer of true[X], an advertising engagement technology company, from May 2013 until its acquisition by 21st Century Fox in February 2015. Prior to co-founding true[X], Mr. Marchese held various roles as a media executive, management consultant and multiple time entrepreneur. He has served as a board member of Cox Media Group, a large media, news and entertainment company, since February 2020. Mr. Marchese has also served as a board member of National CineMedia, Inc. since August 2023. In 2016, Mr. Marchese was inducted into the American Advertising Federation’s Advertising Hall of Achievement.

Key Qualifications and Experience

•  Extensive experience and deep knowledge in the advertising industry.

•  Extensive experience in investment strategy.

•  Strong executive and leadership experience.

•  Significant experience as a board member.

Education

•  B.A. in Economics and Finance, Bentley University

Notice and Proxy Statement 2025 23

Chair Age: 61 Board Committees: • None Board Member Since: 2019

 W. Benjamin Moreland

Mr. Moreland is a private investor and retired Chief Executive Officer of Crown Castle International Corp. (NYSE: CCI), a provider of wireless infrastructure in the U.S., where he served as a member of the board of directors until his retirement in December 2023. Prior to his retirement, Mr. Moreland served as Executive Vice Chairman of Crown Castle from June 2016 to December 2017, President and Chief Executive Officer from July 2008 to May 2016 and Chief Financial Officer from 2000 through 2008. Mr. Moreland joined Crown Castle in 1999 after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking. He is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the board of directors of Calpine Corporation (NYSE: CPN) from 2009 until its privatization in March 2018 and Monogram Residential Trust (NYSE: MORE) from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership. Mr. Moreland has also served as a member of the board of directors of Cheniere Energy, Inc. (NYSE: LNG) since January 2025. Mr. Moreland also currently serves as a board member of Houston Methodist Hospital. Mr. Moreland is a member of the University of Texas McCombs School of Business Advisory Council and the Bauer Board at the University of Houston.

Key Qualifications and Experience

•  Diverse executive experience, financial and transactional acumen and strategic insight.

•  Effective leader, setting tone at the top.

•  Extensive breadth of experience in oversight areas.

•  Extensive experience and service as a public company board member. His experiences add deep knowledge and leadership depth to the Board.

Education

•  B.B.A., The University of Texas at Austin

•  M.B.A, The University of Houston

24 Notice and Proxy Statement 2025

Chief Executive Officer and Director Age: 56 Board Committees: • None Board Member Since: 2022

 Scott R. Wells

Mr. Wells has served as our Chief Executive Officer and a Director since January 2022. Mr. Wells has also served as Chief Executive Officer of Clear Channel Outdoor Americas since March 2015. Previously, Mr. Wells served as an Operating Partner at Bain Capital, LP, a leading private investment firm, from January 2011 to March 2015 and Executive Vice President from August 2007 to January 2011. Prior to joining Bain Capital, Mr. Wells held several executive positions at Dell Inc. (NYSE: DELL), including most recently as Vice President of Public Marketing and On-Line in the Americas from February 2005 to August 2007. Prior to Dell, he was a Partner at Bain & Co from July 2000 to December 2003 and served in other roles there since 1993 where he focused on technology and consumer-oriented companies. He currently serves as Chair of the Achievement Network and as Chair of the Outdoor Advertising Association of America, a national trade association representing out-of-home advertising companies.

Key Qualifications and Experience

•  Extensive knowledge of the Company and important perspectives on the complex financial and operational matters at the Company.

•  Strategic vision and extensive experience in technology and advertising.

•  Experience highlighting innovation and embracing technology throughout his career.

•  Extensive business and leadership experience.

Education

•  B.S./B.A., Virginia Polytechnic Institute and State University

•  M.B.A, University of Pennsylvania, The Wharton School

Notice and Proxy Statement 2025 25

Director Age: 59 Board Committees: • Audit Board Member Since: 2024

 Raymond (Ted) T. White

Mr. White has served as Co-Founder and Managing Director of Legion Partners Asset Management, LLC, an institutional asset management firm specializing in deep fundamental research and concentrated long-term equity investing, since 2011, and he has served as Legion’s Chief Compliance Officer, since 2014. Previously, Mr. White served as Managing Director and as Chief Operating Officer of Knight Vinke Asset Management, a European-based investment management firm, from 2006 to 2011, including as a Non-Executive Director (Vice Chairman) from 2008 to 2011. Additionally, from 2006 to 2009, Mr. White served as a consultant to various institutional investors, primarily advising his clients on relationship investing strategies, operations, investment policy issues, corporate governance matters, executive compensation and company engagement. From 2005 to 2006, Mr. White served as the Deputy Director of the Council of Institutional Investors. Prior to that, Mr. White served in various roles for the California Public Employees’ Retirement System from 1999 to 2005, culminating with his service as a Portfolio Manager and Director of Corporate Governance. Prior to that, Mr. White served in various roles at the California State Treasurer’s Office from 1991 to 1999, including as an Investment Officer and Deputy State Treasurer. He is also a Chartered Financial Analyst (CFA) Charterholder.

Key Qualifications and Experience

•  Extensive experience in investment, governance and asset management capabilities.

•  Extensive breadth of experience in public markets spanning several roles, industries and geographies.

Education

•  B.S., California State University, Sacramento

•  M.B.A., California State University, Sacramento

26 Notice and Proxy Statement 2025

Director Age: 53 Board Committees: • Audit • Nominating and Corporate Governance Board Member Since: 2019

 Jinhy Yoon

Ms. Yoon served as an Executive Vice President and Credit Analyst at PIMCO, an investment manager, covering technology, media and telecom companies from January 2010 to July 2024. Prior to joining PIMCO, she was an equity research analyst at J.P. Morgan Securities (NYSE: JPM) in San Francisco, focusing on the semiconductor capital equipment sector. Previously, Ms. Yoon covered integrated oil companies and independent refiners as an equity analyst at Bear Stearns and was a corporate attorney with Simpson Thacher & Bartlett LLP in New York. Ms. Yoon has served as a board member of Intelsat, S.A., a multinational satellite services provider headquartered in Luxembourg, since February 2022. She is also a retired Certified Public Accountant (CPA) with two years of public accounting experience.

Key Qualifications and Experience

•  Extensive investment experience.

•  Broad accounting and legal background providing expertise in governance and financial oversight to the Board.

Education

•  B.B.A, University of Notre Dame

•  J.D., Columbia University School of Law

Notice and Proxy Statement 2025 27

A Message from our Compensation Committee

The Compensation Committee of the Board of Directors oversees Clear Channel Outdoor’s executive compensation philosophy and reviews and approves compensation for our named executive officers (“NEOs”). While Clear Channel Outdoor management and our independent compensation consultant provide input, it is the sole responsibility of the Compensation Committee to approve our executive compensation philosophy, plans, policies and programs.

Guided by our NEOs, 2024 was a year of solid progress on our business strategy. We continued to review and assess our portfolio, which led to the sale of our Europe-North segment and the sale of most of our businesses in Latin America. These changes solidify our plans to focus on our higher-margin U.S. markets, enhancing our ability to drive organic cash flow and reduce leverage. Looking ahead, we will continue to focus on expanding our digital footprint, further leveraging our data and analytics capabilities and strategically growing our sales force with the goal of elevating our place in the digital advertising ecosystem.

We believe the compensation determinations for our NEOs reflect our 2024 performance as well as the many contributions of our leaders to driving the year’s successes. As a result of strong individual performance and nearly at-target business performance in 2024, all NEOs earned annual incentive payouts between 99% and 129% of their individual target opportunities. All of our NEOs, other than Mr. Coleman, were granted annual equity grants in 2024 (the “2024 Annual Grants”). For Mr. Wells, the 2024 Annual Grants mix was 35% time-based restricted stock units (“RSUs”) and 65% performance stock units (“PSUs”). For Mr. Sailer and Ms. Feldman, the 2024 Annual Grants mix was 40% RSUs and 60% PSUs. For Messrs. Cochrane and Dilger, the 2024 Annual Grants mix was 75% RSUs and 25% PSUs. The grant date fair value of each award was based on each NEO’s performance, their long-term potential, retention considerations, market practices, and other considerations.

We also continued to evaluate our compensation and governance practices to support the objectives of the business, align with our compensation philosophy and prevailing market practices, and provide incentive to deliver key financial metrics that are linked with stockholder value creation. We are committed to evolving our executive compensation programs as necessary to support our business strategy.

More details are provided on the following pages, and we look forward to receiving stockholder feedback in the near future. Thank you for your continued engagement.

Thomas C. King

Compensation Committee

Thomas C. King (Chair)

Lisa Hammitt

Tim Jones

Joe Marchese

28 Notice and Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS

Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor,” the “Company,” “we” or “us”) is a leading provider of out-of-home advertising solutions, offering advertisers impactful and innovative opportunities to reach mass audiences across a variety of high-traffic public spaces. By leveraging the scale, reach and flexibility of our diverse portfolio of assets — including roadside billboards, street furniture and airport displays — we connect advertisers with millions of consumers every month. We believe we are at the forefront of driving innovation in the out-of-home advertising industry, and our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of our network of digital displays and the integration of data analytics and programmatic capabilities to deliver measurable campaigns that are simpler to buy.

COMPENSATION DISCUSSION AND ANALYSIS – TABLE OF CONTENTS

Our NEOs	29	Role of the Independent Compensation Consultant	35
Our Executive Compensation Philosophy	29	Role of the Executive Compensation Peer Group	36
Summary of our 2024 Decisions	30	Relationship of Compensation Policies and Programs to Risk Management	36
Supporting our Pay-For-Performance Philosophy	33	Elements of the Executive Compensation Program	37
Aligning Pay With Performance	33	Analysis of 2024 Compensation Decisions	38
Compensation Factors and Governance	34	Executive Benefits and Perquisites	46
Stockholder Input on Executive Compensation	34	Other Key Features of our Executive Compensation Program	47
Role of the Compensation Committee	35	Tax and Accounting Treatment	48

OUR NEOS

For 2024, our NEOs were:

Named Executive Officer	Title
Scott R. Wells	President and Chief Executive Officer of Clear Channel Outdoor
David J. Sailer(1)	Executive Vice President and Chief Financial Officer of Clear Channel Outdoor
Lynn A. Feldman	Executive Vice President, Chief Legal Officer and Corporate Secretary of Clear Channel Outdoor
Justin Cochrane(2)	Chief Executive Officer of Clear Channel UK & Europe
Jason A. Dilger	Senior Vice President and Chief Accounting Officer of Clear Channel Outdoor
Brian D. Coleman(3)	Former Executive Vice President and Chief Financial Officer of Clear Channel Outdoor

(1)

On December 18, 2023, the Board appointed Mr. Sailer as Executive Vice President, Chief Financial Officer of the Company, effective as of March 1, 2024. Mr. Sailer previously served as the Company’s Executive Vice President, Chief Financial Officer of the Americas division of the Company.

(2)

In connection with the closing of the sale of the businesses constituting the Company’s Europe-North segment on March 31, 2025, immediately following the closing thereof, Mr. Cochrane ceased to be an employee of the Company.

(3)

On December 18, 2023, the Board and Mr. Coleman agreed that Mr. Coleman would depart from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of March 1, 2024, upon which time Mr. Coleman became a consultant to the Company in order to assist with transition matters until April 15, 2025.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

To ensure our leaders are driven to deliver sustained business results and achieve our financial, operational and strategic objectives, our executive compensation program is designed to link business priorities with performance. We also believe it is important to strongly align our executives’ interests with those of our stockholders by emphasizing variable pay, with a specific focus on achieving Company results that drive shareholder returns.

Our executive compensation programs are based on a pay-for-performance philosophy and are designed to:

•  Attract, motivate and retain talented executives who have the skills to drive our continued profitability, growth and success;

•  Align the interests of our executives with those of our stockholders;

•  Reward executives for sustained business results that drive stockholder value (pay-for-performance); and

•  Balance “best practices” in executive compensation design, local market practice and Company strategy.

Notice and Proxy Statement 2025 29

SUMMARY OF OUR 2024 DECISIONS

The Compensation Committee makes decisions regarding our NEOs’ total compensation (base salary, annual bonus objectives, opportunities and payments and annual equity grants) in connection with our annual performance review process. The information below summarizes these decisions for 2024. Based on market data provided by the Compensation Committee’s independent compensation consultant, in aggregate, for 2024, our NEOs’ total compensation, on average, including base salary, target annual incentive, 2024 annual LTI grant value and the annualized grant value of outstanding one-time LTI awards, was positioned approximately at the market median.

Factors that Guided Total Compensation Decisions

•  Our executive compensation philosophy, taking into consideration our total shareholder return

•  Degree of achievement of key strategic financial and operational goals for 2024 (for annual incentive award payments made in early 2025 and equity grant decisions)

•  Recommendations of our CEO (other than with respect to his own compensation)

•  Advice of an independent compensation consultant

•  Market pay practices and levels

•  Historical Clear Channel Outdoor compensation

Key 2024 Compensation Decisions See page 38 for more information

2024 Base Salary Decisions

On March 1, 2024, in connection with his promotion to Executive Vice President, Chief Financial Officer of the Company, Mr. Sailer received a base salary increase from $540,000 to $650,000.

Also on March 1, 2024, in connection with his transition from Executive Vice President, Chief Financial Officer of the Company to a consultant of the Company, Mr. Coleman entered into a consulting agreement (as further described in the section below entitled “Employment Agreements with the Named Executive Officers”), pursuant to which Mr. Coleman ceased to receive his $700,000 per annum base salary, and instead began receiving a consulting fee of $29,000 per month.

Effective as of January 1, 2025, in connection with his entry into an amended and restated employment agreement (as further described in the section below entitled “Employment Agreements with the Named Executive Officers”), Mr. Dilger received a base salary increase from $400,000 to $435,000.

Please see the section below entitled “2024 Base Salary Decisions” for further information regarding the NEOs’ base salaries.

2024 Annual Incentive Plan Decisions

Nearly at-target achievement of business performance across our business units, other than our European division which achieved above target, along with the overachievement of individual performance objectives and extraordinary efforts related to the sales of our Latin American and European businesses, resulted in our NEOs earning annual incentive payouts between 99% and 129% of their individual target opportunities, paid in March 2025.

Please see the section below entitled “2024 Annual Incentive Award (to be paid in March 2025)” for further information regarding our annual incentive plan and the 2024 annual incentive awards paid to certain of our NEOs.

30 Notice and Proxy Statement 2025

Equity Grant Decisions

2024 Annual Grants

Beginning with annual grants made in 2022, we (i) increased the ratio of performance-based versus time-based awards for annual equity grants to our NEOs, which has resulted in a greater percentage of performance-based awards to our NEOs, on average, and (ii) implemented a cap on the earned payout percentage of the PSUs such that the payout may not be greater than 100% if the Company’s TSR is less than zero over the performance period. The 2024 Annual Grants were made consistent with these equity grant practices.

For Mr. Wells, the 2024 Annual Grants mix was 35% time-based RSUs and 65% PSUs. For Mr. Sailer and Ms. Feldman, the 2024 Annual Grants mix was 40% RSUs and 60% PSUs. For Messrs. Cochrane and Dilger, the 2024 Annual Grants mix was 75% RSUs and 25% PSUs.

On May 15, 2024, each of our NEOs (other than Mr. Coleman) received a 2024 Annual Grant with a grant date fair market value ranging from $353,407 to $2,812,726. The per share fair market value at the time of grant was $1.56 for the RSUs and $1.88 for the PSUs. The value of the 2024 Annual Grants received factored in each NEO’s performance during his or her tenure at Clear Channel Outdoor, including during the prior year, his or her long-term potential, retention considerations, the value of certain equity grants made in prior years, internal equity and market practices for comparable positions.

The RSUs granted pursuant to the 2024 Annual Grants vest in three equal installments on each of April 1, 2025, April 1, 2026 and April 1, 2027, subject to the NEO’s continued employment through each vesting date. The PSUs are earned based on Relative Total Shareholder Return (TSR) relative to the S&P 600 for the performance period beginning on April 1, 2024 and ending on March 31, 2027.

2024 One-Time Grants

In addition to his 2024 Annual Grants as described above, Mr. Sailer also received a one-time grant in connection with his promotion to Executive Vice President and Chief Financial Officer of the Company. Such grant had a grant date fair market value of $402,077, with 40% granted in the form of RSUs and 60% in the form of PSUs. The terms of this one-time grant were consistent with those of the 2024 Annual Grants.

In order to further align the interests of our key executives with our stockholders, in addition to their 2024 Annual Grants as described above, each of Messrs. Wells and Sailer, and Ms. Feldman received a one-time grant of PSUs, each of which vest in three equal installments upon achievement of specified stock price performance hurdles (i.e., $2.50, $3.25 and $4.25 per share) during a four-year performance period ending on May 31, 2028, subject to service-based vesting conditions. Any PSUs that do not vest as of the end of such performance period will be automatically and immediately forfeited. The aggregate grant date fair market value of these one-time grants that were awarded to Messrs. Wells and Sailer, and Ms. Feldman in 2024 was equal to $6,661,964.

We believe Messrs. Wells and Sailer, and Ms. Feldman are essential to the future success of the organization, and the achievement of these stock price performance hurdles correspond to material increases in shareholder value in the years ahead. The PSUs represent an increase in market capitalization from the grant date market capitalization of more than $400 million, $800 million and $1.3 billion at each of the stock price performance hurdles.

The Compensation Committee sought to deliver value within market norms and therefore reviewed similar one-time equity awards disclosed for public companies of similar size over the last five years. We found that the grant date fair value of the PSUs granted to Messrs. Wells and Sailer and Ms. Feldman were within market norms. We also considered the

Notice and Proxy Statement 2025 31

impact of all one-time awards made to Messrs. Wells and Sailer and Ms. Feldman since 2022. In reviewing overall target pay positioning, including the annualized value of one-time awards, we found that Messrs. Wells and Sailer, and Ms. Feldman were positioned near the median.

Please see the section below entitled “2024 Equity Compensation Decisions” for further information regarding these equity awards.

Executive Change in Control Severance Plan

On August 5, 2024, the Compensation Committee adopted the Clear Channel Outdoor Holdings, Inc. Executive Change in Control Severance Plan (the “Change in Control Severance Plan”). Please see the section below entitled “Potential Post-Employment Payments” for a description of the Change in Control Severance Plan.

32 Notice and Proxy Statement 2025

SUPPORTING OUR PAY-FOR-PERFORMANCE PHILOSOPHY

In support of our pay-for-performance philosophy and achievement of strong Company results, the majority of the total compensation opportunity that our CEO and other NEOs received in 2024 is “at-risk” and dependent upon future performance.

Consistent with Clear Channel Outdoor’s overall executive compensation philosophy, NEOs are rewarded for their strong leadership and individual performance, while providing them with equity incentives to align their interests with those of our stockholders. For Mr. Wells, approximately 83% of his annualized total direct compensation opportunity (base salary, target annual incentive award and the annualized value of recent equity grants) is at-risk, as shown below. This is generally aligned with our media industry peers. On average, the annualized total direct compensation “at risk” for our NEOs, other than Mr. Wells, is approximately 73%.

The majority of annualized total direct compensation for our NEOs — approximately 83% for our CEO and on average approximately 73% for our other NEOs — is “at-risk” based on the achievement of specific performance goals and stock price performance.

CEO	Other NEOs (average)

[1]

Long-term incentives are presented on an “annualized” basis, which better reflects our intended targeted 2024 compensation mix. These annualized values reflect the sum of the full grant date fair value of the 2024 Annual Grants, and annualized value of any outstanding one-time awards.

ALIGNING PAY WITH PERFORMANCE

We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2024, the at-risk components of our ongoing executive compensation program were designed as follows:

Element	Objective	Time Horizon	Metrics	Cash or Equity

Annual Incentive Plan (Short-term)	Reward achievement of annual Company, business unit and/or individual performance goals	1 year	70% based on achievement of Plan Adjusted EBITDA[1] 30% based on other qualitative individual performance objectives	Cash

Restricted Stock Units (RSUs) (Long-term)	Promote executive retention Reinforce ownership in the Company	3 years	Stock price appreciation and continued employment	Equity

Performance Stock Units (PSUs) (Long-term)	Reward long-term shareholder value creation and emphasizes long-term view	3 years	Relative Total Shareholder Return (TSR) performance	Equity

[1]

Plan Adjusted EBITDA is defined as revenue less direct operating expenses, selling, general and administrative expenses and corporate expenses, excluding share-based compensation and restructuring and other costs (which are defined as costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs) and excluding bonus expenses, and for 2024, further adjusted to reflect hurricane expenses.

Notice and Proxy Statement 2025 33

COMPENSATION FACTORS AND GOVERNANCE

The Compensation Committee applies a number of governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to assure the alignment of executive and stockholder interests.

What We Do	What We Don’t Do

✔  Deliver a significant portion of executive compensation through performance-based at-risk pay

✔  Maintain a peer group for benchmarking pay

✔  Set challenging short- and long-term incentive objectives

✔  Provide strong oversight to monitor our equity share usage and avoid excessive levels of dilution

✔  Set forth stock ownership guidelines for executives, with minimum ownership levels defined by role

✔  Have double-trigger change-in-control arrangements

✔  Maintain a compensation clawback policy, which was updated in 2023 to comply with Section 10D of the Exchange Act and the NYSE listing standards

✔  Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company

✔  Offer market-competitive benefits for executives that are generally consistent with the benefits provided to the rest of our employees

✔  Consult with an independent consultant on compensation levels and practices

✘   No across-the-board base salary increases

✘   No guaranteed bonus payments

✘   No hedging or pledging of equity

✘   No re-pricing of stock options

✘   No tax gross ups upon a change of control

✘   No excessive perquisites

✘   No supplemental executive retirement plans for U.S. employees

STOCKHOLDER INPUT ON EXECUTIVE COMPENSATION

We value the opinions of our stockholders, and we welcome input on our executive compensation program. In evaluating the design of our executive compensation and the compensation decisions for each of our NEOs, the Compensation Committee considers input from our stockholders.

We also consider the advisory “say-on-pay” vote in evaluating the design of our executive compensation and the compensation decisions for each of the NEOs. In May 2024, Clear Channel Outdoor held a stockholder advisory vote on the compensation of Clear Channel Outdoor’s NEOs. Approximately 99% of the votes cast approved the compensation of Clear Channel Outdoor’s NEOs. Consistent with the most recent “say-on-pay frequency” voting results at our annual meeting of stockholders held in 2023, we hold an annual “say-on-pay” vote, including at this year’s meeting. The Board will re-evaluate this determination after the next stockholder advisory “say-on-pay frequency” vote (which will be at the Company’s 2029 annual meeting of stockholders unless presented earlier).

34 Notice and Proxy Statement 2025

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors administers the executive compensation program for all NEOs, as well as other executives within the Company. While Clear Channel Outdoor management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies and programs.

The following table outlines the process the Compensation Committee follows to ensure the total compensation for our NEOs is competitive, appropriately tied to performance and does not promote undue risk taking.

STEP 1: Input on Compensation		STEP 2: Compensation Committee Decisions		STEP 3: Compensation Committee Oversight

At the end of each year, management, including the Chief Executive Officer, provides recommendations to the Compensation Committee on the compensation of the NEOs for the following year. The Chief Executive Officer does not make recommendations on his own compensation.

These recommendations take into consideration the competitive market pay data provided by the Committee’s independent consultant, as well as an evaluation of the NEO’s role, contributions and performance in achieving Company performance and long-term potential.

(See more below on the Committee’s independent compensation consultant.)

»

The Compensation Committee considers these recommendations together with the input of the independent compensation consultant and the full Board. Subsequently, the Compensation Committee determines the NEOs’ compensation in alignment with our compensation philosophy.

All aspects of the Chief Executive Officer’s compensation are determined solely by the Compensation Committee, with input from the independent compensation consultant and the full Board.

»

In the first quarter of each year, the Compensation Committee will review and approve the items below, in each case with respect to such calendar year:

•  Objectives for each NEO

•  Variable pay target opportunities for annual incentive awards

•  Performance metrics for the annual incentive award

Additionally, each year in the spring, the Compensation Committee will review and approve long-term equity incentive grants and related performance metrics.

The Compensation Committee ensures that performance metrics are consistent with the financial, operational and strategic goals set by the Board, the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

Though the Compensation Committee has ultimate responsibility for compensation-related decisions, it retains Willis Towers Watson (“WTW”) as an independent consultant on executive compensation matters. WTW provides market analyses and recommendations that inform the Compensation Committee’s decisions, shares updates on market trends and the regulatory environment as it relates to executive compensation, reviews various executive compensation proposals presented by management to the Compensation Committee and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Notice and Proxy Statement 2025 35

Pursuant to the rules of the SEC, during 2024, the Compensation Committee reviewed and evaluated the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent WTW from independently representing the Compensation Committee.

ROLE OF THE EXECUTIVE COMPENSATION PEER GROUP

To help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation we offer our executives against executives within our peer group of companies. In 2024 we worked with the independent compensation consultant, WTW, to review our peer group. Our peer group review consisted of a multi-dimensional analysis whereby we selected companies determined to be:

Clear Channel Outdoor’s revenues were positioned near the 41st percentile of our peer group. We generally target total compensation packages for NEOs to reflect the 50th percentile of our peer group of companies when financial and operational goals are achieved.

•	Similar in size (primarily based on revenue—generally 0.5x - 2.5x that of Clear Channel Outdoor, as well as market capitalization) and complexity to Clear Channel Outdoor

•	In the media or similar industry, including broadcasting, outdoor advertising, marketing/advertising and publishing

•	In competition with Clear Channel Outdoor for executive talent

Our peer group is regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of the independent compensation consultant. The Compensation Committee approved the following peer group for 2024:

2024 Executive Compensation Peer Group
AMC Networks, Inc. Criteo S.A. Gannett Co., Inc. Gray Television, Inc. Lamar Advertising Company	Stagwell, Inc. Nexstar Media Group, Inc. Outfront Media, Inc. Quad/Graphics, Inc. Sinclair Broadcast Group, Inc.	Sirius XM Holdings, Inc. TEGNA, Inc. The New York Times Company Ziff Davis, Inc. Yelp Inc.

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether our compensation policies and practices encourage excessive or inappropriate risk taking by employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.

Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning our compensation policies with the long-term interests of Clear Channel Outdoor and avoiding rewards or incentive structures that could create unnecessary risks.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on our business.

36 Notice and Proxy Statement 2025

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

CCOH’s executive compensation consists of fixed pay and variable pay, including cash and non-cash components. The chart below summarizes the various elements of CCOH’s executive compensation and their purpose:

Element	Objective	Type of Compensation	Key Features

Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the media industry and broader market	Cash	• Reflects individual skills, experience, responsibilities and performance over time • Provides a stable and reliable source of income

Short-Term Incentive — Annual Incentive Plan	Encourage focus on performance that achieves specific short-term goals	Cash	• Performance-based reward tied to achievement of short-term (annual) corporate, business unit and individual performance goals • Pays only if threshold performance levels or above are met

Long-Term Incentive — Restricted Stock Units (RSUs)	Promote executive retention over the long-term and align compensation over a multi-year period directly with the interests of stockholders	Equity	• Aligns executive and stockholder interests • Promotes retention and enhances executive stock ownership • Links value to stock price

Long-Term Incentive — Performance Stock Units (PSUs)	Reward long-term stockholder value creation and emphasize a long-term view	Equity

•  Performance-based rewards tied to achievement of long-term Total Shareholder Return (TSR) goals

•  Vests only if threshold performance levels or above are met

•  Aligns executive and stockholder interests

•  Links value to stock price and emphasizes relative outperformance of shareholder returns

Other Benefits	Provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefit

•  401(k) retirement plan available to all employees

•  Broad-based benefits available to all employees

•  Limited perquisites

•  A cash payment available for certain UK-based employees that the employee may elect to apply toward the employee’s defined contribution plan account

Executive Change in Control Severance Plan	Provide market-appropriate benefits in the event of certain termination events in connection with a change in control	Benefit

•  Facilitates an orderly transition in the event of management changes

•  Helps ensure NEOs remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

•  Provides CCOH confidentiality, non-compete and non-solicit protections

Notice and Proxy Statement 2025 37

ANALYSIS OF 2024 COMPENSATION DECISIONS

All compensation decisions for 2024 for Clear Channel Outdoor’s NEOs were made by the Compensation Committee.

Base Salary

We establish base salaries for NEOs that reflect each executive’s experience, expertise and the complexity of their role, as well as current competitive compensation data. The Compensation Committee reviews base salaries of our NEOs annually and approves increases considering factors such as performance and market competitiveness.

2024 Base Salary Decisions

In 2024, Mr. Sailer received a base salary increase and Mr. Coleman received a base salary decrease, as described below.

	12/31/2023 Salary	12/31/2024 Salary	Percent Change

Scott R. Wells	$1,100,000	$1,100,000	0.0%

David J. Sailer(1)	$540,000	$650,000	20.4%

Lynn A. Feldman	$650,000	$650,000	0.0%

Justin Cochrane(2)	$479,172	$479,172	0.0%

Jason A. Dilger	$400,000	$400,000	0.0%

Brian D. Coleman(3)	$700,000	—	—

(1)	On March 1, 2024, in connection with his promotion to Executive Vice President, Chief Financial Officer of the Company, Mr. Sailer received a base salary increase from $540,000 to $650,000.

(2)

Mr. Cochrane is a citizen of the United Kingdom, and therefore amounts reported for him that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £0.7826 = $1.

(3)

On March 1, 2024, in connection with his transition from Executive Vice President, Chief Financial Officer of the Company to a consultant of the Company and his entry into a consulting agreement, Mr. Coleman ceased to receive his $700,000 per annum base salary, and instead began receiving a consulting fee of $29,000 per month.

Mr. Cochrane’s Transaction Bonuses

In recognition of his efforts related to the sales of our European businesses, on October 25, 2022, the Compensation Committee approved a cash award for Mr. Cochrane of £187,500, of which 50% was paid in each of October 2023 and October 2024. Each payment was subject to Mr. Cochrane’s continued employment through the payment date, unless Mr. Cochrane’s employment was terminated by the Company without cause or as a result of a repudiatory breach of contract by the Company entitling Mr. Cochrane to resign and claim constructive dismissal.

In addition to the foregoing cash award, in further recognition of his efforts related to the sale of our Europe-North businesses, on February 27, 2024, the Compensation Committee approved an additional cash award for Mr. Cochrane of £337,500, which will be payable on the Company’s first regularly scheduled payroll following the closing date of the sale of our Europe-North businesses, subject to the terms and conditions set forth in a bonus letter dated as of February 27, 2024 (and amended on January 6, 2025).

38 Notice and Proxy Statement 2025

Annual Incentive Plan

The 2015 Executive Incentive Plan (the “Annual Incentive Plan”) provides our NEOs with the opportunity to earn rewards based on the achievement of annual corporate and individual performance goals set by the Compensation Committee. Each NEO has a target award opportunity, with no minimum (that is, the actual payment could be 0%) and a maximum of 200% of their target opportunity.

Actual target awards are based on:

After the end of the year, the Compensation Committee determines the earned amounts by measuring the level of achievement of the Plan Adjusted EBITDA-based performance goals and the individual performance goals. No award is earned under the Plan Adjusted EBITDA performance goal if a minimum threshold of performance (80% of the applicable target Plan Adjusted EBITDA for each individual) is not achieved, and the maximum amount is earned only if the performance is at or above a maximum level (125% of the applicable target Plan Adjusted EBITDA for each individual). The Compensation Committee may, at its discretion, modify the awards earned for the Plan Adjusted EBITDA objective and/or individual performance goals, as applicable.

Annual Incentive Plan Financial Measure

The Compensation Committee selected Plan Adjusted EBITDA because it is one of the primary measures management uses for planning and forecasting of future periods and is similar to the Company’s externally reported measure of performance, Adjusted EBITDA.

We define Plan Adjusted EBITDA as revenue less direct operating expenses, selling, general and administrative expenses and corporate expenses, excluding share-based compensation and restructuring and other costs (which are defined as costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs), and excluding bonus expenses, and for 2024, further adjusted to reflect hurricane expenses. CCOH Plan Adjusted EBITDA is calculated at the Company’s consolidated level and Europe Plan Adjusted EBITDA at the level of the European division.

In the beginning of 2024, the CCOH Plan Adjusted EBITDA and the Europe Plan Adjusted EBITDA performance goals were established by the Compensation Committee. At that time, such performance goals excluded our business

Notice and Proxy Statement 2025 39

in Spain, since it was expected that the sale of such business would close in 2024. However, since the sale of such business did not close in 2024, the CCOH Plan Adjusted EBITDA and the Europe Plan Adjusted EBITDA performance goals were each later adjusted to account for our business in Spain.

The following table provides a summary of the adjustments that were made to the 2024 CCOH Plan Adjusted EBITDA and the Europe Plan Adjusted EBITDA goals:

	2024 CCOH Plan Adjusted EBITDA ($M)	2024 Europe Plan Adjusted EBITDA ($M)
Original Target Approved in the first quarter of 2024	$629.0	$108.1
Addition of Spain	$16.7	$16.7
Target used for Executive Bonus Calculations	$645.7	$124.7

Annual Incentive Plan Objectives and Results

For 2024, the Annual Incentive Plan performance objectives were established by the Compensation Committee at the beginning of such year for both CCOH and the European division.

The financial objectives for our NEOs reflect their roles as follows:

•	The financial objectives for Messrs. Wells, Coleman and Dilger and Ms. Feldman were based on Clear Channel Outdoor (CCOH) Plan Adjusted EBITDA;

•

The financial objectives for Mr. Sailer were based on Clear Channel Outdoor (CCOH) and Clear Channel Outdoor Americas (CCOA) Plan Adjusted EBITDA (calculated similarly to CCOH Plan Adjusted EBITDA, except at the level of the Americas segment) (with the weighting split 35% on each) from January 1, 2024 through February 29, 2024 and were based on CCOH Plan Adjusted EBITDA from March 1, 2024 through December 31, 2024; and

•	The financial objectives for Mr. Cochrane were based on Europe Plan Adjusted EBITDA.

Mr. Wells

2024 Individual Performance Objectives:

•	Deliver portfolio strategy and balance sheet enhancements;

•	Continue to drive CCOH’s technology transformation and CCOA digital transformation;

•	Improve CCOH and CCOA monetization;

•	Enhance CCOH and CCOA culture, including through improving employee engagement and communication;

•	Enhance investor relations; and

•	Drive outstanding execution, including through increasing CCOA’s digital footprint.

Key Achievements: Mr. Wells continued to deliver on portfolio strategies by executing divesture and acquisition objectives (including, but not limited to, the sale of our businesses in Europe-North and Latin America), achieved active digital conversions in all business lines, drove execution of key account targeting and development, ensured employee engagement work was implemented in all geographies, oversaw effective communication of portfolio and balance sheet maneuvers to investors, and deployed 95 large format digital billboards in the United States.

Mr. Sailer

2024 Individual Performance Objectives:

•	Deliver portfolio strength, manage balance sheet, capital structure and liquidity, and drive outstanding execution;

•	Enhance culture and investor relations;

40 Notice and Proxy Statement 2025

•	Maintain operational excellence across corporate functions; and

•	Manage and support strategic initiatives.

Key Achievements: Mr. Sailer made a seamless transition to CFO of CCOH this year. In particular, Mr. Sailer and his team excelled in operational finance execution, learning and embracing the capital structure, and taking a key role during multiple investor meetings and earnings calls. He also contributed to the sale of our businesses in Latin America and Europe, refinanced our term loan and achieved AFFO growth for the second half of 2024, including growth in capital expenditures.

Ms. Feldman

2024 Individual Performance Objectives:

•	Plan and implement transition of legal and compliance operations in connection with the sale of our business in Spain;

•	Continue to enhance CCOH’s employee talent pool and culture;

•	Continue to improve CCOH’s public company processes, including managing outreach from shareholders;

•	Deliver on corporate transactions; and

•	Further development of executive compensation functions.

Key Achievements: Ms. Feldman led the Clear Channel legal and compliance functions throughout 2024 and played a key role in developing our executive compensation function, including by implementing refinements to the equity program and compliance requirements. In addition, Ms. Feldman provided critical legal support on several corporate transactions, including, without limitation, the Company’s sales of our businesses in Europe-North and Latin America. Ms. Feldman continued to support the roll out of diversity and inclusion and ESG initiatives within the organization.

Mr. Cochrane

2024 Individual Performance Objectives:

•	Complete the transition of CCOH’s European transactions, including, without limitation, the sale of our businesses in Europe;

•	Develop future strategies with respect to Europe’s growth plan;

•	Manage investments to achieve EBITDA and revenue objectives;

•	Develop the European team; and

•	Manage corporate deal teams.

Key Achievements: Key achievements for Mr. Cochrane included renewing several key contracts with respect to the European business, defining future opportunities in Europe, achieving budget objectives in Europe, developing a strong European team, and managing the process for several European transactions, including, without limitation, the sale of our businesses in Europe-North.

Mr. Dilger

2024 Individual Performance Objectives:

•	Continue to improve and expand CCOH’s business services center support;

•	Provide accounting and transaction support for capital market and treasury initiatives;

•	Drive operational excellence within the global accounting and business services function;

•	Continue to optimize staffing plan and employee engagement; and

•	Support strategic initiatives, including the sales of our businesses in Europe-North.

Key Achievements: Mr. Dilger led the CCOH accounting and business services functions throughout 2024 and played a key role collaborating with other Company functional teams to support several strategic initiatives throughout the year. He continued to create enhancements to our external financial reporting and to optimize our business

Notice and Proxy Statement 2025 41

services, including working capital, cash flow and automation improvements. In addition, he continued to lead employee engagement initiatives and provided critical support for capital market and divestiture transactions, including, refinancing a portion of our debt and selling our Europe-North segment and certain businesses in Latin America.

2024 Annual Incentive Award (paid in March 2025)

As a result of nearly at target business performance across our business units, other than our European division which achieved above target performance, along with the overachievement of their individual performance objectives and extraordinary efforts related to the sales of our Europe-North and Latin American businesses, the Committee deemed that it was appropriate to approve payouts between 99% and 129% of each NEO’s individual target opportunities.

The target amounts for Mr. Sailer’s annual incentive award in respect of 2024 were prorated for changes during 2024 in connection with his promotion to Executive Vice President and Chief Financial Officer of the Company.

Mr. Coleman received a prorated annual incentive award based on the portion of 2024 that he was employed as Executive Vice President and Chief Financial Officer of the Company.

The following table provides a summary of the earned annual incentive payouts for each NEO in 2024, to be paid in March 2025.

	Total Target as a % of Base Salary	Total Target Award Opportunity	Financial Portion Weight	Financial Portion Actual Payout as a % of Target(1)	MBO Portion Weight	MBO Portion Actual Payout as a % of Target	Total Actual as a % of Target	Total Actual Amount Awarded
Scott R. Wells	110%	$1,210,000	70%	99%	30%	200%	129%	$1,560,740
David J. Sailer(2)	99%	$623,115	70%	98%	30%	180%	123%	$766,025
Lynn A. Feldman	100%	$650,000	70%	99%	30%	200%	129%	$838,414
Justin Cochrane(3)	100%	$479,172	70%	125%	30%	110%	121%	$578,642
Jason A. Dilger	60%	$240,000	70%	99%	30%	180%	123%	$295,168
Brian D. Coleman(4)	100%	$114,754	70%	99%	30%	100%	99%	$113,591

(1)	Financial portion actual payout percent is based on Plan Adjusted EBITDA achievement of 99.7% for overall CCOH, 99.5% for CCOA and 106.3% for Europe applied to the annual incentive payout curve.

(2)	Target amounts for Mr. Sailer are prorated for changes during 2024 in connection with his promotion to Executive Vice President and Chief Financial Officer of the Company.

(3)

Mr. Cochrane is a citizen of the United Kingdom and compensation amounts reported for him that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £0.7826 = $1.

(4)	Target amounts for Mr. Coleman are prorated for the portion of 2024 he served as Executive Vice President and Chief Financial Officer of the Company.

Adoption of the 2012 Third Amended and Restated Stock Incentive Plan

On May 16, 2024, the Company’s stockholders approved the adoption of the 2012 Third Amended and Restated Equity Incentive Plan (the “2024 Plan”), which amended and restated the 2012 Second Amended and Restated Stock Incentive Plan. The 2024 Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock, RSUs, and performance-based cash and stock awards to any of the Company’s or its subsidiaries’ present or future directors, officers, employees, consultants, or advisers.

Equity Grants

Equity grants help to align executive interests with those of our stockholders. We have designed our annual equity program to support the objectives of our business, align with market practice, and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation.

42 Notice and Proxy Statement 2025

Each of our NEOs (other than Mr. Coleman) received a 2024 Annual Grant on May 15, 2024. Our long-term incentive program consists of grants of a mix of RSUs and PSUs, with the ratio varying based on the recipient’s role and other criteria as described below. The average mix of the NEOs’ 2024 Annual Grants consisted of approximately 44% RSUs and 56% PSUs.

The following criteria are evaluated for each of our NEOs (other than Mr. Coleman) when determining the value of their annual equity award:

•	Performance over the long term;

•	Performance during the prior year;

•	Long-term potential;

•	Economics of certain equity grants made in prior years;

•	Retention considerations;

•	Internal equity; and

•	Market practices for comparable positions.

The following graphs show the CEO’s 2024 Annual Equity Grant Mix and the Other NEOs’ 2024 Average Annual Equity Grant Mix, and exclude any one-time grants that were made to our NEOs in 2024.

CEO 2024 Annual Equity Grant Mix	Other NEOs’ 2024 Average Annual Equity Grant Mix

The Other NEOs’ 2024 Average Annual Equity Grant mix above was calculated based on (i) the mix for Mr. Sailer and Ms. Feldman of 40% RSUs and 60% PSUs, and (ii) the mix for Messrs. Cochrane and Dilger of 75% RSUs and 25% PSUs.

	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)

Description	Clear Channel Outdoor shares that vest upon meeting time-based vesting conditions	Clear Channel Outdoor shares that are earned by the NEO upon achieving relative Total Shareholder Return (TSR) performance goals and time-based vesting conditions

Value	Clear Channel Outdoor stock price at vesting	Clear Channel Outdoor stock price at vesting

% of Equity Grant	35% - 75%	25% - 65%

Performance Metric	Time	Relative Total Shareholder Return (TSR) relative to the S&P 600

Vesting	One-third annually over three years, subject to continued employment through each vesting date

0% to 150% performance-vests based on achievement of the performance metrics during the three-year performance period, subject to continued employment through the end of the applicable performance period

Notice and Proxy Statement 2025 43

2024 Equity Compensation Decisions

2024 Annual Grants

The following table displays the total grant date fair market value of the 2024 Annual Grants approved by the Compensation Committee for our NEOs (other than Mr. Coleman) in 2024. This table excludes the one-time grants described in the section below entitled “2024 One-Time Grants”.

	Grant Date Fair Market Value of 2024 Annual Grants RSU Awards(a)	Grant Date Fair Market Value of 2024 Annual Grants PSU Awards(b)	Total Grant Date Fair Market Value of 2024 Annual Grants
Scott R. Wells	$992,726	$1,820,000	$2,812,726
David J. Sailer	$486,233	$720,001	$1,206,234
Lynn A. Feldman	$405,194	$599,998	$1,005,192
Justin Cochrane	$474,837	$156,249	$631,086
Jason A. Dilger	$265,908	$87,499	$353,407

(a)	The per share fair market value at the time of grant for the 2024 Annual Grants RSU awards was $1.56.

(b)	The per share fair market value at the time of grant for the 2024 Annual Grants PSU awards was $1.88.

2024 One-Time PSU Grants

In addition to his 2024 Annual Grants as described above, Mr. Sailer also received a one-time grant in connection with his promotion to Executive Vice President and Chief Executive Officer of the Company. Such grant had a grant date fair market value of $402,077, with 40% granted in the form of RSUs and 60% in the form of PSUs. The terms of this one-time grant were consistent with those of the 2024 Annual Grants.

In addition to their 2024 Annual Grants as described above, in order to further align the interests of our key executives with our stockholders, each of Messrs. Wells and Sailer, and Ms. Feldman received a one-time grant of PSUs, each of which vest in three equal installments upon achievement of specified stock price performance hurdles (i.e., $2.50, $3.25 and $4.25 per share) during a four-year performance period ending on May 31, 2028, subject to service-based vesting conditions. Any PSUs that do not vest as of the end of such performance period shall be automatically and immediately forfeited.

We believe Messrs. Wells and Sailer, and Ms. Feldman are essential to the future success of the organization, and the achievement of these stock price performance hurdles correspond to material increases in shareholder value in the years ahead. The PSUs represent an increase in market capitalization from the grant date market capitalization of more than $400 million, $800 million and $1.3 billion at each of the stock price performance hurdles. The Compensation Committee sought to deliver value within market norms and therefore reviewed similar one-time equity awards disclosed for public companies of similar size over the last five years and found the grant date fair value of the PSUs granted to Messrs. Wells and Sailer, and Ms. Feldman were within market norms. The Compensation Committee also considered the impact of all one-time awards made to Messrs. Wells and Sailer, and Ms. Feldman since 2022 and in reviewing overall target pay positioning including the annualized value of one-time awards found that Messrs. Wells and Sailer, and Ms. Feldman were positioned near the median.

The following table displays the total grant date fair market value of these one-time PSU grants:

Grant Date Fair Market Value of One-Time PSU Awards
Scott R. Wells	$4,198,718
David J. Sailer	$1,343,590
Lynn A. Feldman	$1,119,657

44 Notice and Proxy Statement 2025

Using Relative Total Shareholder Return (“TSR”) as the PSU Performance Metric

Relative TSR compared to the S&P 600 Index was selected as the performance metric for our 2024 Annual Grant of PSU awards because it rewards long-term stockholder value creation, aligning the interests of our executives and stockholders. The TSR of Clear Channel Outdoor will be measured at the end of the performance period (defined at grant) relative to the S&P 600.

The TSR calculation for Clear Channel Outdoor and each of the companies in the S&P 600 will be based on the average stock price of each company over the 40 trading days following the beginning of the performance period, and the average stock price of each company over the 40 trading days prior to the end of the performance period (for the PSU awards granted prior to fiscal year 2024, this TSR calculation is based on a 20-day average stock price). Based on the payout scale of the plan, the percentile rank translates into a payout percentage. The target number of shares is then multiplied times the payout percent to determine the earned number of shares that will be distributed to the participant once the award is vested; provided, that if the TSR over the performance period for Clear Channel Outdoor is less than zero, the payout percentage is capped at 100%.

Annual PSUs Granted in 2024

Pursuant to the 2024 Annual Grants of PSU awards granted to each of our NEOs (other than Mr. Coleman) on May 15, 2024, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the performance period from April 1, 2024 to March 31, 2027; provided, that, the earned number of shares may not be greater than 100% of target if the Company’s TSR is less than zero over the performance period.

The 2024 Annual Grants of PSU awards are earned based on the performance goals as described below:

Total Shareholder Return Relative to S&P 600 for 2024 Annual PSUs

	Performance Goal	Performance Vesting Percentage
Below Threshold Level	<25th Percentile relative to S&P 600	0%
Threshold Level	25th Percentile relative to S&P 600	50%
Target Level	50th Percentile relative to S&P 600	100%
Maximum Level	75th Percentile relative to S&P 600	150%

Note: Straight line interpolation is used to determine the performance vesting percentage between threshold and maximum.

Annual PSUs Granted in 2023

We granted PSUs to our NEOs on May 2, 2023 (the “2023 PSUs”). The performance period for the 2023 PSUs is in progress, and the payout of the 2023 PSUs will not be determinable until after the performance period is completed on March 31, 2026. Pursuant to the 2023 PSUs, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the three year performance period from April 1, 2023 to March 31, 2026, based on the same performance goals as described for our 2024 Annual Grants of PSU awards.

Annual PSUs Granted in 2022

We granted PSUs to our NEOs on May 4, 2022 (the “2022 PSUs”). The performance period for the 2022 PSUs was completed on March 31, 2025, however, the payout of the 2022 PSUs will not be determinable until performance is certified by the Compensation Committee (which is expected to occur in May 2025). Pursuant to the 2022 PSUs, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target

Notice and Proxy Statement 2025 45

based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the three year performance period from April 1, 2022 to March 31, 2025, based on the performance goals as described below.

Total Shareholder Return Relative to S&P 600 for 2022 PSUs

	Performance Goal	Performance Vesting Percentage
Below Threshold Level	<30th Percentile relative to S&P 600	0%
Threshold Level	30th Percentile relative to S&P 600	50%
Target Level	60th Percentile relative to S&P 600	100%
Maximum Level	90th Percentile relative to S&P 600	150%

PSUs Granted in 2021

We granted PSUs to our NEOs on July 27, 2021 (the “2021 PSUs”). Pursuant to the 2021 PSUs, each NEO was eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the 2.75-year performance period from July 1, 2021 to March 31, 2024, based on the same performance goals as described above for the 2022 PSUs. The performance period for the 2021 PSUs ended on March 31, 2024, with performance achieved at 0% of target, resulting in the forfeiture of all underlying shares from the 2021 PSU awards.

Treatment of Mr. Cochrane’s Outstanding PSUs and RSUs

In connection with the closing of the sale of the businesses constituting the Company’s Europe-North segment on March 31, 2025, and Mr. Cochrane’s departure from the Company effective therewith, the Compensation Committee approved, expressly contingent upon the occurrence of the closing, the accelerated vesting of (i) 221,410 outstanding RSUs held by Mr. Cochrane that were scheduled to vest on or before March 31, 2026, and (ii) a number of PSUs granted to Mr. Cochrane on May 2, 2023 equal to 95.8% of the target number of underlying PSUs (i.e. 221,759 PSUs). For the avoidance of doubt, any other RSUs, any other PSUs subject to the 2023 PSU grant or any other grant of PSUs held by Mr. Cochrane that remained unvested as of March 31, 2025, after giving effect to the foregoing acceleration, were immediately forfeited for no consideration.

EQUITY AWARD GRANTING PRACTICES

We maintain the following equity award granting practices:

•	Stock options were eliminated from the mix annually awarded to all of our employees in 2017;

•

Equity award grants for all of our employees are generally approved and made in the second quarter of the applicable fiscal year. We intend to continue to follow this equity award grant timing for future fiscal years;

•	We do not take material non-public information (“MNPI”) into account when determining the timing and terms of equity awards, and we have never had a practice of doing so;

•	We have never timed, and do not plan to time, the release of MNPI for the purpose of affecting the value of executive compensation; and

•	Our equity award accounting complies with U.S. GAAP and is disclosed in our applicable SEC filings.

EXECUTIVE BENEFITS AND PERQUISITES

In 2024, we provided retirement benefits to our NEOs (other than Mr. Cochrane) through Company matching contributions to the 401(k) retirement savings plan as well as access to health, disability and life insurance programs, which are the same plans available to all U.S. employees. Mr. Cochrane received retirement benefits through matching Company contributions and a cash payment that he may elect to apply to his defined contribution plan account, as well as had access to health and disability programs which are the same retirement benefits and health and disability programs available to all UK employees. He also received supplemental life insurance benefits, club dues for membership in the Institute of Chartered Accountants in England and Wales, and Company-paid tax services during 2024. These amounts are quantified in the “All Other Compensation” column of the 2024 Summary Compensation Table.

46 Notice and Proxy Statement 2025

OTHER KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Guidelines

Our stock ownership guidelines, effective January 1, 2020, require all NEOs and other members of the Company’s executive team with a base salary of at least $500,000 to hold a minimum number of shares of Clear Channel Outdoor stock while serving in their leadership position. The guidelines are intended to further align the interests of executives with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience.

Shares counted toward meeting the requirement include directly owned shares (including after-tax vested RSUs) and unvested RSUs. Unvested stock options and unearned PSUs do not count toward meeting the requirement. The ownership value for each participant is measured annually based on the closing stock price as of December 31.

Current executives had five years from January 1, 2020 to meet the ownership guideline requirements for their position. New hires and newly promoted executives will have five years from their hire/promotion date to meet their requirement. Executives who do not meet their requirement are evaluated on a case-by-case basis.

Named Executive Officer	Stock Ownership Guideline
Scott R. Wells	5 times base salary
David J. Sailer	3 times base salary
Lynn A. Feldman	3 times base salary
Justin Cochrane	3 times base salary
Jason A. Dilger	1 times base salary

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits hedging of our securities by any employee, including our NEOs. Further, the pledging of our securities by any employee, including our NEOs, is prohibited except for pledging of securities as collateral for a loan with the prior approval of our Compliance Officer.

Clawback Policy

The Compensation Committee has adopted a Clawback Policy that complies with NYSE’s clawback rules promulgated under Section 10D of the Exchange Act. In the event CCOH is required to prepare an accounting restatement of its financial statements due to CCOH’s material noncompliance with any such financial reporting requirement, the clawback policy requires that covered executives must reimburse CCOH, or forfeit, any excess incentive-based compensation “received” (as defined in the Clawback Policy) by such covered executive during the three completed fiscal years immediately preceding the date on which CCOH is required to prepare the restatement. Executives covered by the clawback policy are current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the NYSE listing standards. Incentive-based compensation subject to the clawback policy includes any cash or equity compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. The clawback policy will only apply to incentive-based compensation received on or after the effective date of Section 303A.14 of the NYSE Listed Company Manual.

Severance Agreements

Each of Messrs. Wells, Dilger and Sailer, and Ms. Feldman, are entitled to certain payments and benefits in certain termination situations or upon a change in control, pursuant to their employment agreements. Mr. Cochrane is entitled to certain payments and benefits in certain termination situations pursuant to his employment agreement. For Mr. Coleman, his severance entitlements were set forth in the December 2023 Coleman Employment Agreement and the Coleman Consulting Agreement (each as defined in the section below entitled “Executive Compensation—Potential Post-Employment Payments”).

Notice and Proxy Statement 2025 47

On August 5, 2024, the Compensation Committee adopted the Change in Control Severance Plan, which provides certain severance pay and benefits to eligible executives participating in the Change in Control Severance Plan (which includes Messrs. Wells, Dilger and Sailer, and Ms. Feldman) whose employment is terminated in certain situations following the occurrence of a change in control (as defined therein).

Clear Channel Outdoor believes that the Change in Control Severance Plan and its other severance arrangements facilitate an orderly transition in the event of changes in management. For further information on severance payments and benefits (or notice or pay in lieu of notice), see the section below entitled “Executive Compensation—Potential Post-Employment Payments”.

TAX AND ACCOUNTING TREATMENT

Deductibility of Executive Compensation

Section 162(m) of the Code placed a limit of $1,000,000 on the amount of compensation Clear Channel Outdoor could deduct for Federal income tax purposes in any one year with respect to certain senior executives of Clear Channel Outdoor, which we referred to herein as the “Covered Employees.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2018, such that compensation paid to Clear Channel Outdoor’s covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to Clear Channel Outdoor and to the Covered Employees of various payments and benefits. To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and may award compensation that is not deductible to the extent consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

Clear Channel Outdoor accounts for stock-based payments, including awards under the 2024 Plan, in accordance with the requirements of FASB ASC Topic 718.

48 Notice and Proxy Statement 2025

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated into our 2024 Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Thomas C. King (Chair)

Lisa Hammitt

Tim Jones

Joe Marchese

Notice and Proxy Statement 2025 49

EXECUTIVE COMPENSATION TABLES

The Summary Compensation Table below provides compensation information for the years ended December 31, 2024, 2023 and 2022 for our NEOs.

2024 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)*

Scott R. Wells President and Chief Executive Officer	2024	1,100,000	—	7,011,444	1,560,740	5,000	9,677,184
	2023	1,100,000	—	2,675,832	973,392	5,000	4,754,224
	2022	1,100,000	—	3,350,658	1,422,842	89,121	5,962,621
David J. Sailer(e) Executive Vice President, Chief Financial Officer	2024	631,967	—	2,951,900	766,025	5,000	4,354,892
	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
Lynn A. Feldman Executive Vice President, Chief Legal Officer and Corporate Secretary	2024	650,000	—	2,124,850	838,414	5,000	3,618,264
	2023	650,000	—	852,499	552,147	5,000	2,059,646
	2022	608,356	—	759,055	719,649	5,000	2,092,060
Justin Cochrane(f) Chief Executive Officer, UK & Europe	2024	479,172	119,793	631,086	578,642	50,941	1,859,634
	2023	466,244	116,561	645,832	466,736	39,194	1,734,567
	2022	—	—	—	—	—	—
Jason A. Dilger Chief Accounting Officer	2024	400,000	—	353,407	295,168	5,000	1,053,575
	2023	400,000	—	337,187	193,070	5,000	935,257
	2022	400,000	—	306,285	276,706	5,000	987,991
Brian D. Coleman Former Executive Vice President, Chief Financial Officer	2024	435,385	—	—	113,591	559,618	1,108,594
	2023	687,671	—	1,395,000	553,201	5,000	2,640,872
	2022	650,000	—	1,186,024	764,336	5,000	2,605,360

*	Due to rounding, totals may not equal the sum of the rows.

(a)	The amounts reflect, for Mr. Cochrane, cash payments made to him in each of 2023 and 2024 in recognition of his efforts regarding the sales of our European businesses.

(b)

The amounts shown in the Stock Awards column include the full grant date fair value of stock awards awarded to our NEOs during the applicable year, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For any time-vesting RSUs, the grant date fair value is based on the closing price of common stock on the date of grant. For any PSUs, the grant date fair value is based on a Monte Carlo simulation model as of the grant date. The probable outcome for the PSUs awarded in 2024 was estimated at the target payout level, or 100%. The grant date fair value of the PSU awards granted to our NEOs in 2024, assuming the target and maximum levels of performance are achieved, are as follows:

Name	Grant Date Fair Value of 2024 Annual PSU Grants Assuming Target Performance ($)	Grant Date Fair Value of 2024 Annual PSU Grants Assuming Maximum Performance ($)	Grant Date Fair Value of 2024 One-Time PSU Grants ($)(i)

Mr. Wells	1,820,000	2,730,000	4,198,718

Mr. Sailer	959,999	1,439,999	1,343,590

Ms. Feldman	599,998	899,997	1,119,657

Mr. Cochrane	156,249	234,374	N/A

Mr. Dilger	87,499	131,249	N/A

(i)

Amounts in this column represent the applicable grant date fair values for the 2024 One-Time PSU Grants assuming either target performance or maximum performance (i.e., the amounts are the same in either case).

For further discussion of the assumptions made in valuation, see also Note 13-Stockholders’ Deficit beginning on page 82 of our 2024 Annual Report on our Form 10-K.

50 Notice and Proxy Statement 2025

(c)

The amounts reflect cash payments for 2024, 2023 and 2022 from Clear Channel Outdoor as annual incentive plan awards under the 2015 Executive Incentive Plan pursuant to pre-established performance goals.

(d)	As described below, for 2024 the All Other Compensation column reflects:

•	amounts we contributed under our 401(k) plan as a matching contribution for the benefit of Messrs. Wells, Coleman, Sailer and Dilger and Ms. Feldman;

•	severance payments made to Mr. Coleman;

•	amounts we contributed in matching contributions for Mr. Cochrane;

•	a cash payment to Mr. Cochrane, which he may elect to apply toward his defined contribution plan account;

•	dues paid for Mr. Cochrane for membership in the Institute of Chartered Accountants in England and Wales;

•	tax services fees paid for the benefit of Mr. Cochrane; and

•	supplemental life insurance for Mr. Cochrane.

	Wells	Sailer	Feldman	Cochrane	Dilger	Coleman

401(k) and retirement plan contributions	$5,000	$5,000	$5,000	$6,389	$5,000	$5,000

Club Dues	—	—	—	$575	—	—

Tax service fees	—	—	—	$13,065	—	—

Supplemental life insurance	—	—	—	$2,841	—	—

Cash payment the NEO may elect to apply to the defined contribution plan				$28,071

Severance payments	—	—	—	—	—	$554,618

Total	$5,000	$5,000	$5,000	$50,941	$5,000	$559,618

The value of all benefits included in the All Other Compensation column is based on actual costs. For a description of the items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

(e)	Mr. Sailer is an NEO for the first time in 2024.

(f)

Mr. Cochrane is a citizen of the United Kingdom and compensation amounts reported for him in the Summary Compensation Table that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £0.7826 = $1.

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

Messrs. Wells, Sailer, Cochrane and Dilger, and Ms. Feldman each have employment agreements with us. Mr. Coleman had an employment agreement with us until March 1, 2024 (the “Transition Date”). Effective on the Transition Date, Mr. Coleman has a consulting agreement with us. Certain elements of the NEOs’ compensation in 2024 were determined based on their respective employment agreements. The descriptions of the employment agreements effective as of December 31, 2024 set forth below do not purport to be complete and are qualified in their entirety by the employment agreements. For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above.

Each of the employment agreements discussed below provides for severance payments as described under “—Potential Post-Employment Payments” in this Proxy Statement, which descriptions are incorporated herein by reference.

Scott R. Wells

Mr. Wells assumed the role of President and Chief Executive Officer of the Company on January 1, 2022 and was appointed as a member of the Board.

In connection with the appointment of Mr. Wells as Chief Executive Officer, the Company and Mr. Wells entered into an amended and restated employment agreement, dated as of July 28, 2021 (the “Wells Employment Agreement”).

Under the Wells Employment Agreement, Mr. Wells receives an annual base salary equal to $1,100,000 and is eligible to earn an annual performance bonus based on the achievement of financial and performance criteria established by Clear Channel Outdoor and approved in the annual budget. The target performance bonus that may be earned will be not less than 110% of Mr. Wells’ base salary amount. In addition to the annual bonus, Mr. Wells is also

Notice and Proxy Statement 2025 51

eligible for an additional long-term incentive opportunity (the “Long-Term Incentive Amount”) from Clear Channel Outdoor with an approximate value of not less than $2,000,000. Mr. Wells is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

During Mr. Wells’ employment with Clear Channel Outdoor and for 12 months thereafter, Mr. Wells is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Wells is also subject to customary confidentiality, work product and trade secret provisions.

David J. Sailer

Mr. Sailer assumed the role of Executive Vice President and Chief Financial Officer of the Company on March 1, 2024. Mr. Sailer previously served as the Company’s Executive Vice President, Chief Financial Officer of the Americas of the Company. In connection with the appointment of Mr. Sailer as Executive Vice President and Chief Financial Officer, the Company and Mr. Sailer entered into an employment agreement, effective as of March 1, 2024 (the “Sailer Employment Agreement”).

The initial term of the Sailer Employment Agreement ends on March 1, 2027 and will be automatically extended for additional two-year periods, unless the Company or Mr. Sailer gives prior written notice of non-renewal of the Sailer Employment Agreement between August 1 and August 31 prior to the end of the then-applicable employment term.

Pursuant to the Sailer Employment Agreement, Mr. Sailer will (i) receive a base salary at an annualized rate of $650,000, (ii) be eligible to receive an annual performance bonus with a target of 100% of his annual base salary, (iii) be eligible to receive a sign-on long-term equity incentive grant with an approximate value equal to $400,000, and (iv) be eligible for an annual equity incentive grant with an approximate value equal to $1,200,000.

During the term of Mr. Sailer’s employment and for 12 months thereafter, Mr. Sailer is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with Clear Channel Outdoor’s other senior executives. Mr. Sailer is also subject to customary confidentiality, work product and trade secret provisions.

Brian D. Coleman

Employment Agreement Effective from December 19, 2023 to the Transition Date

In connection with Mr. Coleman’s transition, Clear Channel Outdoor and Mr. Coleman entered into a second amended and restated employment agreement (the “December 2023 Coleman Employment Agreement”), which, effective as of December 19, 2023, superseded his prior employment agreement. Pursuant to the December 2023 Coleman Employment Agreement, Mr. Coleman would remain employed as Executive Vice President and Chief Financial Officer of Clear Channel Outdoor through the Transition Date, unless his employment with the Company was terminated earlier in accordance with the December 2023 Coleman Employment Agreement.

Pursuant to the December 2023 Coleman Employment Agreement, Mr. Coleman (i) would receive a base salary at an annualized rate of $700,000 through the Transition Date; and (ii) would be eligible to receive an annual bonus based on financial and performance criteria established by the Committee with a target of 100% of Mr. Coleman’s annual base salary, prorated based on the number of days he was employed during the applicable calendar year. Pursuant to the December 2023 Coleman Employment Agreement, Mr. Coleman was not eligible to receive an annual long-term incentive equity award in respect of fiscal year 2024.

The December 2023 Coleman Employment Agreement also contains a customary confidentiality provision that survives Mr. Coleman’s termination of employment, as well as customary non-competition and non-solicitation provisions that each apply for the greater of (i) 12 months following Mr. Coleman’s termination of employment with Clear Channel Outdoor and (ii) the term of the Coleman Consulting Agreement (as defined below).

Consulting Agreement Effective as of the Transition Date

In connection with Mr. Coleman’s transition, Clear Channel Outdoor and Mr. Coleman entered into a consulting agreement, effective as of the Transition Date (the “Coleman Consulting Agreement”). The Coleman Consulting Agreement provides for a term of engagement beginning on the Transition Date and ending on April 15, 2025 (the

52 Notice and Proxy Statement 2025

“Consulting Term”), unless earlier terminated pursuant to its terms. During such term of engagement, Mr. Coleman will provide such consulting services as may be reasonably requested of Mr. Coleman from time to time by the Chief Executive Officer of Clear Channel Outdoor. During the Consulting Term, Mr. Coleman will be paid a consulting fee at the rate of $29,000 per month.

Lynn A. Feldman

Effective November 1, 2022, Clear Channel Outdoor and Ms. Feldman entered into an amended and restated employment agreement (the “Feldman Employment Agreement”). The Feldman Employment Agreement supersedes the prior employment agreement between Ms. Feldman and Clear Channel Outdoor effective June 27, 2016, as amended on May 1, 2019 and January 1, 2020.

The initial term of the Feldman Employment Agreement ends on October 31, 2025 and will be automatically extended for additional two year periods, unless the Company or Ms. Feldman gives prior written notice of non-renewal of the Feldman Employment Agreement between March 1 and March 31 prior to the end of the then-applicable employment term.

Pursuant to the Feldman Employment Agreement, Ms. Feldman will (i) receive an annual base salary of $650,000, (ii) be eligible to receive an annual performance bonus with a target of 100% of her annual base salary, and (iii) beginning in 2023, an annual long-term incentive opportunity with an annual target value equal to $825,000; provided, that, in no event will the grant date fair value be less than $300,000. Ms. Feldman is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

During Ms. Feldman’s employment with Clear Channel Outdoor and for 12 months thereafter, Ms. Feldman is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Ms. Feldman is also subject to customary confidentiality, work product and trade secret provisions.

Justin Cochrane

On March 10, 2015, Clear Channel UK Ltd. (“Clear Channel UK”) and Mr. Cochrane entered into a contract of employment, which was amended pursuant to a variation of terms agreement on May 7, 2019 (as amended, the “Cochrane Agreement”). The Cochrane Agreement can be terminated upon six months’ notice from Mr. Cochrane to Clear Channel UK or upon 12 months’ notice from Clear Channel UK to Mr. Cochrane; provided that, Clear Channel UK may provide payment of Mr. Cochrane’s base salary for the remaining notice period in lieu of notice. Clear Channel UK may place Mr. Cochrane on garden leave during the applicable notice period, during which time Mr. Cochrane will continue to receive his base salary and other pension and insurance benefits.

Pursuant to the Cochrane Agreement, Mr. Cochrane is entitled to an annual base salary and is eligible to receive a discretionary long term incentive award. Additionally, Mr. Cochrane is eligible to receive an annual bonus in an amount up to 100% of his base salary, subject to achieving specified performance goals. Mr. Cochrane also participates in the Group Personal Pension Plan, which is a tax-qualified defined contribution plan, and will receive permanent health insurance while a member of the Group Personal Pension Plan. Under the terms of the Cochrane Agreement, Mr. Cochrane and his dependents are covered by the Clear Channel Medical Insurance plan.

During Mr. Cochrane’s employment and during the nine month period thereafter, Mr. Cochrane is subject to non-competition, non-solicitation and non-interference covenants.

Jason A. Dilger

2022 Employment Agreement (Effective through December 31, 2024)

On January 20, 2022, Clear Channel Outdoor and Mr. Dilger entered into an amended and restated employment agreement (the “2022 Dilger Employment Agreement”), effective as of January 1, 2022.

The initial term of the 2022 Dilger Employment Agreement ends on January 1, 2025 and will be automatically extended for additional three-year periods, unless the Company or Mr. Dilger gives prior written notice of non-renewal of the 2022 Dilger Employment Agreement between June 1 and July 1 prior to the end of the then-applicable employment term.

Notice and Proxy Statement 2025 53

Pursuant to the 2022 Dilger Employment Agreement, Mr. Dilger will (i) receive a base salary at an annualized rate of $400,000, (ii) be eligible to receive an annual performance bonus with a target of 60% of his annual base salary and (iii) be eligible for an annual equity incentive grant with an approximate value of not less than $325,000 per award.

During the term of Mr. Dilger’s employment and for 12 months thereafter, Mr. Dilger is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with Clear Channel Outdoor’s other senior executives. Mr. Dilger is also subject to customary confidentiality, work product and trade secret provisions.

2025 Employment Agreement (Effective as of January 1, 2025)

Effective January 1, 2025, Clear Channel Outdoor and Mr. Dilger entered into an amended and restated employment agreement (the “2025 Dilger Employment Agreement”). The 2025 Dilger Employment Agreement supersedes the 2022 Dilger Employment Agreement.

The initial term of the 2025 Dilger Employment Agreement ends on January 1, 2028 and will be automatically extended for additional three-year periods, unless the Company or Mr. Dilger gives prior written notice of non-renewal of the 2025 Dilger Employment Agreement between June 1 and July 1 prior to the end of the then-applicable employment term.

Pursuant to the 2025 Dilger Employment Agreement, Mr. Dilger will (i) receive a base salary at an annualized rate of $435,000, (ii) be eligible to receive an annual performance bonus with a target of 65% of his annual base salary and (iii) be eligible for an annual equity incentive grant with an annual target value equal to $350,000 provided, that, in no event will the grant date fair value be less than $325,000 per award.

During the term of Mr. Dilger’s employment and for 12 months thereafter, Mr. Dilger is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with Clear Channel Outdoor’s other senior executives. Mr. Dilger is also subject to customary confidentiality, work product and trade secret provisions.

GRANTS OF PLAN-BASED AWARDS

Stock Incentive Plans

Clear Channel Outdoor grants equity incentive awards to NEOs and other eligible participants under the 2024 Plan. The 2024 Plan is intended to facilitate the ability of Clear Channel Outdoor to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities.

The 2024 Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, restricted stock units and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to Clear Channel Outdoor or its subsidiaries.

The 2024 Plan is administered by the Compensation Committee, except that the entire Board has sole authority for granting and administering awards to non-employee directors. The Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2024 Plan. The Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the 2024 Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plan

As discussed above, NEOs also are eligible to receive awards under the Annual Incentive Plan. See “Compensation Discussion and Analysis—Analysis of 2024 Executive Compensation Decisions—Annual Incentive Plan” for a more detailed description of the Annual Incentive Plan and the grant of awards to the NEOs thereunder.

54 Notice and Proxy Statement 2025

The following table sets forth certain information concerning plan-based awards granted to the NEOs during the year ended December 31, 2024.

Grants of Plan-Based Awards During 2024

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(a)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Scott Wells	N/A(b)	—	1,210,000	2,420,000	—	—	—	—	—
	5/15/24(c)	—	—	—	—	—	—	636,363	992,726
	5/15/24(c)	—	—	—	484,043	968,085	1,452,128	—	1,820,000
	5/31/24(d)	—	—	—		3,205,128		—	4,198,718

David Sailer	N/A(b)	—	623,115	1,246,230	—	—	—	—	—
	5/15/24(e)	—	—	—	—	—	—	415,584	648,311
	5/15/24(e)	—	—	—	255,319	510,638	765,957	—	959,999
	5/31/24(d)	—	—	—		1,025,641		—	1,343,590

Lynn Feldman	N/A(b)	—	650,000	1,300,000	—	—	—	—	—
	5/15/24(f)	—	—	—	—	—	—	259,740	405,194
	5/15/24(f)	—	—	—	159,574	319,148	478,722	—	599,998
	5/31/24(d)	—	—	—		854,700		—	1,119,657

Justin Cochrane	N/A(b)	—	479,172	958,344	—	—	—	—	—
	5/15/24(g)	—	—	—	—	—	—	304,383	474,837
	5/15/24(g)	—	—	—	41,556	83,111	124,667	—	156,249

Jason Dilger	N/A(b)	—	240,000	480,000	—	—	—	—	—
	5/15/24(h)	—	—	—	—	—	—	170,454	265,908
	5/15/24(h)	—	—	—	23,271	46,542	69,813	—	87,499

Brian Coleman	N/A(b)	—	114,754	229,508	—	—	—	—	—

(a)

The amounts in the table reflect the full grant date fair value of RSUs and PSUs computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. The grant date fair value of time-vesting RSUs is based on the closing price of our common stock on the date of grant. The grant date fair value of PSUs is based on a Monte Carlo valuation as of the grant date assuming achievement at the target payout level, or 100%. For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above and Note 13-Stockholders’ Deficit beginning on page 82 of our 2024 Annual Report on Form 10-K.

(b)

Messrs. Wells, Sailer, Coleman, Cochrane and Dilger and Ms. Feldman received cash incentive awards from Clear Channel Outdoor under the Annual Incentive Plan. For further discussion of the 2024 cash incentive awards, see “Compensation Discussion and Analysis - Elements of Compensation - Annual Incentive Bonus.”

(c)

On May 15, 2024, Mr. Wells received a grant of 1,604,448 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 636,363 shares of the award is time-vesting, with one-third vesting on each of April 1, 2025, April 1, 2026 and April 1, 2027; (2) 968,085 of the shares will be earned between 0% - 150% based on relative TSR. The earned shares will vest 100% on April 1, 2027.

(d)

On May 31, 2024, Messrs. Wells and Sailer and Ms. Feldman received grants of Clear Channel Outdoor’s common stock which will be earned between 0% - 100% based on attainment of specific stock price hurdles for Clear Channel Outdoor’s common stock. Any unearned shares will be forfeited on May 31, 2028.

(e)

On May 15, 2024, Mr. Sailer received a grant of 926,222 shares of Clear Channel Outdoor’s common stock. As noted in the Compensation Discussion and Analysis, this award included a promotion grant as recognition of Mr. Sailer’s role as CFO. The RSUs will vest as follows: (1) 415,584 shares of the award is time-vesting, with one-third vesting on each of April 1, 2025, April 1, 2026 and April 1, 2027; (2) 510,638 of the shares will be earned between 0% - 150% based on relative TSR. The earned shares will vest 100% on April 1, 2027.

(f)

On May 15, 2024, Ms. Feldman received a grant of 578,888 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 259,740 shares of the award is time-vesting, with one-third vesting on each of April 1, 2025, April 1, 2026 and April 1, 2027; (2) 319,148 of the shares will be earned between 0% - 150% based on relative TSR. The earned shares will vest 100% on April 1, 2027.

(g)

On May 15, 2024, Mr. Cochrane received a grant of 387,494 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 304,383 shares of the award is time-vesting, with one-third vesting on each of April 1, 2025, April 1, 2026 and April 1, 2027; (2) 83,111 of the shares will be earned between 0% - 150% based on relative TSR. The earned shares will vest 100% on April 1, 2027.

(h)

On May 15, 2024, Mr. Dilger received a grant of 216,996 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 170,454 shares of the award is time-vesting, with one-third vesting on each of April 1, 2025, April 1, 2026 and April 1, 2027; (2) 46,542 of the shares will be earned between 0% - 150% based on relative TSR. The earned shares will vest 100% on April 1, 2027.

Notice and Proxy Statement 2025 55

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards of the NEOs at December 31, 2024.

Outstanding Equity Awards at December 31, 2024

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option	Option	Number of Shares or Units of Stock That		Market Value of Shares or Units of Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That

Name	(#) Exercisable	(#) Unexercisable	Exercise Price ($)	Expiration Date	Have Not Vested (#)		Have Not Vested(a) ($)	Not Vested (#)		Have Not Vested(a) ($)

Scott R. Wells	338,600	—	6.85	3/3/2025	—		—	—		—
	37,764	—	7.71	6/15/2025	—		—	—		—
	25,654	—	5.69	6/3/2026	—		—	—		—
	—	—	—	—	103,842	(b)	142,264	—		—
	—	—	—	—	98,204	(c)	134,539	—		—
	—	—	—	—	—		—	300,926	(d)	412,269
	—	—	—	—	505,556	(e)	692,612	—		—
	—	—	—	—	—		—	1,564,814	(f)	2,143,795
	—	—	—	—	636,363	(g)	871,817	—		—
	—	—	—	—	—		—	968,085	(h)	1,326,276
	—	—	—	—	—		—	3,205,128	(i)	4,391,025

David Sailer	11,329	—	7.71	6/15/2025
	8,978	—	5.69	6/3/2026
					20,202	(c)	27,677	—		—
					—		—	50,000	(d)	68,500
					116,667	(e)	159,834	—		—
					—		—	291,666	(f)	399,582
					415,584	(g)	569,350	—		—
					—		—	510,638	(h)	699,574
								1,025,641	(i)	1,405,128

Lynn A. Feldman	11,043	—	5.54	7/7/2026	—		—	—		—
	—	—	—	—	35,915	(c)	49,204	—		—
	—	—	—	—	—		—	88,889	(d)	121,778
	—	—	—	—	183,334	(e)	251,168	—		—
	—	—	—	—	—		—	458,333	(f)	627,916
	—	—	—	—	259,740	(g)	355,844	—		—
	—	—	—	—	—		—	319,148	(h)	437,233
								854,700	(i)	1,170,939

Justin Cochrane	4,154	—	7.71	6/15/2025	—		—	—		—
	2,432	—	5.69	6/3/2026	—		—	—		—
	—	—	—	—	50,505	(c)	69,192	—		—
	—	—	—	—	138,889	(e)	190,278	—		—
	—	—	—	—	—		—	347,222	(f)	475,694
	—	—	—	—	304,383	(g)	417,005	—		—
	—	—	—	—	—		—	83,111	(h)	113,862

Jason A. Dilger					—		—	—		—
	3,776	—	7.71	6/15/2025	—		—	—		—
	3,078	—	5.69	6/3/2026	—		—	—		—
	—	—	—	—	16,414	(c)	22,487	—		—
	—	—	—	—	—		—	33,102	(d)	45,350
	—	—	—	—	81,250	(e)	111,313	—		—
	—	—	—	—	—		—	165,509	(f)	226,747
	—	—	—	—	170,454	(g)	233,522	—		—
	—	—	—	—	—		—	46,542	(h)	63,763

Brian D. Coleman	—	—	—	—	56,117	(c)	76,880	—		—
	—	—	—	—	—		—	138,889	(d)	190,278
	—	—	—	—	300,000	(e)	411,000	—		—
	—	—	—	—	—		—	750,000	(f)	1,027,500

(a)	Market value is based upon the closing sale price of Clear Channel Outdoor common stock on December 31, 2024 of $1.37.

(b)	Mr. Wells’ outstanding RSU award, which was granted on January 20, 2022, vested in full on January 20, 2025.

56 Notice and Proxy Statement 2025

(c)	The outstanding RSUs, which were granted on May 4, 2022, vested in full on April 1, 2025.

(d)

The PSUs granted on May 4, 2022 will vest, if at all, based on the Relative TSR over a performance period commencing on April 1, 2022 and ending on March 31, 2025. As of December 31, 2024, the Company’s achievement level of Relative TSR was below the threshold level of performance. Accordingly, the number of shares reported in the table reflect amounts based on threshold performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(e)	The outstanding RSUs, which were granted on May 2, 2023, will vest in equal installments on each of April 1, 2025 and April 1, 2026.

(f)

The PSUs granted on May 2, 2023, will vest, if at all, based on Relative TSR over a performance period commencing on April 1, 2023 and ending on March 31, 2026. As of December 31, 2024, the Company’s achievement level of Relative TSR was between the target and maximum level of performance. Accordingly, the number of shares reported in the table reflect amounts based on maximum performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(g)	The outstanding RSUs, which were granted on May 15, 2024, will vest in three equal installments on each of April 1, 2025, April 1, 2026 and April 1, 2027.

(h)

The Annual PSUs granted on May 15, 2024, will vest, if at all, based on Relative TSR over a performance period commencing on April 1, 2024 and ending on March 31, 2027. As of December 31, 2024, the Company’s achievement level of Relative TSR was between the threshold and target level of performance. Accordingly, the number of shares reported in the table reflect amounts based on target performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(i)

The PSUs granted on May 31, 2024 will vest, if at all, based on achievement of specific stock price hurdles for Clear Channel Outdoor Holdings common stock. As of December 31, 2024, the Company had not achieved any of these stock price hurdles.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by and stock vesting for the NEOs during the year ended December 31, 2024.

Option Exercises and Stock Vested During 2024

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(a) (#)	Value Realized on Vesting(b) ($)

Scott R. Wells	—	—	580,831	940,330

David J. Sailer	—	—	105,417	169,721

Lynn A. Feldman	—	—	204,866	329,834

Justin Cochrane	—	—	232,316	367,459

Jason A. Dilger	—	—	82,913	133,490

Brian D. Coleman	—	—	306,084	492,795

(a)	Represents the gross number of shares acquired on vesting of stock awards, without taking into account any shares withheld to satisfy applicable tax obligations.

(b)	Represents the value of the vested stock awards calculated by multiplying (1) the number of vested shares underlying such stock award by (2) the closing price on the vesting date.

PENSION BENEFITS

Clear Channel Outdoor does not sponsor any pension plans in which the NEOs participate.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Clear Channel Outdoor does not sponsor any non-qualified deferred compensation plans in which the NEOs participate.

Notice and Proxy Statement 2025 57

POTENTIAL POST-EMPLOYMENT PAYMENTS

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for Messrs. Wells, Sailer, Cochrane and Dilger, and Ms. Feldman using an assumed December 31, 2024 trigger event for each scenario. For Mr. Coleman, the following narrative and table describes the potential payments or benefits upon termination pursuant to the December 2023 Coleman Employment Agreement and the Coleman Consulting Agreement (as described below).

Scott R. Wells

Termination due to Death. If Mr. Wells’ employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, any business expenses incurred by Mr. Wells but not yet reimbursed and any other payments required under applicable employee benefit plans, equity plans or equity award agreements (collectively, the “Accrued Obligations”).

Termination due to Disability. If Mr. Wells’ employment is terminated due to disability, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor for Cause. If Mr. Wells’ employment is terminated by Clear Channel Outdoor for Cause, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor without Cause, Non-renewal by Clear Channel Outdoor or Termination by Mr. Wells for Good Reason. If Clear Channel Outdoor terminates Mr. Wells’ employment without Cause or does not renew the Wells Employment Agreement, or if Mr. Wells terminates employment for Good Reason, then Clear Channel Outdoor will pay all Accrued Obligations to Mr. Wells. In addition, if Mr. Wells signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor and Mr. Wells: (i) Clear Channel Outdoor will pay Mr. Wells, in periodic payments in accordance with ordinary payroll practices and deductions, his current base salary for 18 months (the “Severance Payments” or “Severance Pay Period”); (ii) Mr. Wells will be eligible for a pro-rata bonus (“Pro-Rata Bonus”), calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Mr. Wells will receive such Pro-Rata Bonus only if Mr. Wells would have earned the bonus had Mr. Wells remained employed through the end of the applicable calendar year. Calculation and payment of the bonus, if any, shall be pursuant to the plan in effect during the termination year; (iii) Clear Channel Outdoor will pay Mr. Wells a separation bonus in an amount equal to the target bonus to which Mr. Wells would be entitled for the year in which his employment terminates, payable in a lump sum; (iv) Clear Channel Outdoor will pay Mr. Wells in a lump sum an amount equal to the product of (A) 18 and (B) the COBRA premiums Mr. Wells would be required to pay if he elected pursuant to COBRA to continue the health benefits coverage he had prior to the termination date (less the amount that Mr. Wells would have to pay for such coverage as an active employee) (the “COBRA Payment”), less applicable federal and state withholdings and all other applicable deductions; and (v) any unvested time vesting equity awards scheduled to vest within the 12-month period following the date of termination shall vest in full on the date of termination. Any unvested performance vesting options shall remain eligible to vest for the three-month period following the date of termination. Any outstanding and unvested RSUs that are subject to performance-based vesting will vest (i) one-third of the target shares are eligible to vest if the date of termination is before the date of which is two years prior to the vesting date, (ii) 2/3 of the target shares are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date and (iii) 100% of the target shares are eligible to vest if the date of termination is on or after the date which is the one year prior to the vesting date (or other applicable performance metric). The eligible portion of the RSUs that are subject to performance-based vesting will remain outstanding and eligible to be earned at the end of the applicable performance period based on the Relative TSR Performance (or other applicable performance metric) as outlined in the applicable award agreement and, if earned, will then be distributed to Mr. Wells within 60 days.

Non-Renewal by Mr. Wells. If Mr. Wells gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay all Accrued Obligations to Mr. Wells. If the termination date is before the end of the then current employment period, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Wells an amount equal to Mr. Wells’ pro-rata base salary through the end of the then current employment period.

58 Notice and Proxy Statement 2025

If Mr. Wells is in breach of any post-employment obligations or covenants, or if Mr. Wells is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, severance payments shall cease.

If Mr. Wells is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Mr. Wells’ new base salary is less than his previous base salary, Clear Channel Outdoor shall pay Mr. Wells the difference between his previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is generally defined as Mr. Wells’: (1) willful misconduct; (2) willful refusal or repeated failure to perform his duties (other than due to disability); (3) willful refusal or repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other criminal conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of the Wells Employment Agreement; or (6) a material violation of Clear Channel Outdoor’s written employment and management policies that has or would result in material injury to Clear Channel Outdoor.

The term “Good Reason” includes: (1) a material reduction in Mr. Wells’ base compensation; (2) a required relocation of Mr. Wells’ residence to a location more than 35 miles from its current location; (3) a material reduction in duties, authority or responsibilities; (4) a requirement that Mr. Wells report to any person of lesser authority than the Board; or (5) a material breach by Clear Channel Outdoor of the terms of the Wells Employment Agreement.

David J. Sailer

Termination due to Death. If Mr. Sailer’s employment is terminated due to death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, any business expenses incurred by Mr. Sailer but not yet reimbursed and any other payments required under applicable employee benefit plans, equity plans or equity award agreements (collectively, the “Accrued Obligations”).

Termination due to Disability. If Mr. Sailer’s employment is terminated due to disability, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Sailer’s employment for Cause, Clear Channel Outdoor will pay to Mr. Sailer accrued and unpaid base salary through the termination date and any payments required under applicable benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor / Termination by Mr. Sailer for Good Cause. If Clear Channel Outdoor terminates Mr. Sailer’s employment without Cause or does not renew the Sailer Employment Agreement, or if Mr. Sailer terminates for Good Cause, Clear Channel Outdoor will pay him the Accrued Obligations. In addition, if Mr. Sailer signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Sailer, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Sailer’s current base salary for 12 months. Further, Mr. Sailer will be eligible for a pro-rata portion of the annual bonus, calculated based upon actual performance and prorated to reflect Mr. Sailer’s period of employment during the performance period through the date of termination. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Any unvested time-vesting equity awards scheduled to vest within 12 months following the termination date will vest in full on the date of termination. Any outstanding and unvested RSUs that are subject to performance-based vesting will vest (i) one-third of the target shares are eligible to vest if the date of termination is before the date of which is two years prior to the vesting date, (ii) 2/3 of the target shares are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date and (iii) 100% of the target shares are eligible to vest if the date of termination is on or after the date which is one year prior to the vesting date. The portion of the RSUs that are subject to performance-based vesting that remain outstanding and eligible to be earned at the end of the applicable performance period based on the Relative TSR Performance (or other applicable performance metric) as outlined in the applicable award agreement will, if earned, then be distributed to Mr. Sailer within 60 days.

Non-Renewal by Mr. Sailer. If Mr. Sailer gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date selected by the Company following delivery of such notice is before the

Notice and Proxy Statement 2025 59

end of the then-current employment period, and if Mr. Sailer signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Sailer an amount equal to his pro-rata base salary through the end of the then-current employment period.

If Mr. Sailer is in breach of any post-employment obligations or covenants, or if Mr. Sailer is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Mr. Sailer is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Mr. Sailer’s new base salary is less than his previous base salary, Clear Channel Outdoor shall pay Mr. Sailer the difference between his previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is generally defined as Mr. Sailer’s: (1) willful misconduct; (2) willful and repeated non-performance of his duties (other than due to disability); (3) willful and repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Mr. Sailer, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of his employment agreement; or (6) a material violation of Clear Channel Outdoor’s written employment and management policies.

The term “Good Cause” includes: (1) a change in reporting lines such that Mr. Sailer is no longer directly reporting to the CEO of Clear Channel Outdoor; (2) a required relocation of Mr. Sailer’s principal place of work to a location more than 50 miles from the current location in New York, New York; (3) the Company’s continued failure to comply with a material term of the Sailer Employment Agreement after written notice by Mr. Sailer specifying the alleged failure; (4) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation as determined by the Company in light of compensation for similarly situated employees; (5) a substantial and unusual reduction in responsibilities or authority; or (6) a reduction in Mr. Sailer’s base salary or annual bonus target.

Lynn A. Feldman

Termination due to Death. If Ms. Feldman’s employment is terminated due to death, Clear Channel Outdoor will pay to her designee or, if no designee, to her estate her accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, any business expenses incurred by Ms. Feldman but not yet reimbursed and any other payments required under applicable employee benefit plans, equity plans or equity award agreements (collectively, the “Accrued Obligations”).

Termination due to Disability. If Ms. Feldman’s employment is terminated due to disability, Clear Channel Outdoor will pay all Accrued Obligations to her.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Ms. Feldman’s employment for Cause, Clear Channel Outdoor will pay to Ms. Feldman accrued and unpaid base salary through the termination date and any payments required under applicable benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor / Termination by Ms. Feldman for Good Cause. If Clear Channel Outdoor terminates Ms. Feldman’s employment without Cause or does not renew the Feldman Employment Agreement, or if Ms. Feldman terminates for Good Cause, Clear Channel Outdoor will pay her the Accrued Obligations. In addition, if Ms. Feldman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Ms. Feldman, in periodic payments in accordance with ordinary payroll practices and deductions, Ms. Feldman’s current base salary for 12 months. Further, Ms. Feldman will be eligible for a pro-rata portion of the annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Ms. Feldman is eligible only if a bonus would have been earned by the end of the calendar year, and such pro-rata bonus will be paid at the time annual bonuses are paid to other Clear Channel Outdoor employees. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Any unvested time-vesting equity awards scheduled to vest within 12 months following the termination date will vest in full on the date of termination. Any outstanding and unvested RSUs that are subject to performance-based vesting will vest (i) one-third of the target shares are eligible to vest if the date of termination is before the date of which is two years prior to the vesting date, (ii) 2/3 of the target shares are eligible to vest if the date of termination is on or after the date which is two years prior to

60 Notice and Proxy Statement 2025

the vesting date but before the date which is one year prior to the vesting date and (iii) 100% of the target shares are eligible to vest if the date of termination is on or after the date which is one year prior to the vesting date. The portion of the RSUs that are subject to performance-based vesting that remain outstanding and eligible to be earned at the end of the applicable performance period based on the Relative TSR Performance (or other applicable performance metric) as outlined in the applicable award agreement will, if earned, then be distributed to Ms. Feldman within 60 days.

Non-Renewal by Ms. Feldman. If Ms. Feldman gives notice of non-renewal of the Feldman Employment Agreement in accordance with its terms, Clear Channel Outdoor will pay her the Accrued Obligations.

If Ms. Feldman is in breach of any post-employment obligations or covenants, or if Ms. Feldman is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Ms. Feldman is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Ms. Feldman’s new base salary is less than her previous base salary, Clear Channel Outdoor shall pay Ms. Feldman the difference between her previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is generally defined as Ms. Feldman’s: (1) willful misconduct; (2) material non-performance of her duties (other than due to disability); (3) repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Ms. Feldman, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of her employment agreement; or (6) a material violation of Clear Channel Outdoor’s written employment and management policies.

The term “Good Cause” includes: (1) a material and substantial diminution of duties or responsibilities or Ms. Feldman’s removal as executive vice president and/or general counsel; (2) a required relocation of Ms. Feldman’s principal place of work to a location more than 30 miles from the current location in New York, New York; or (3) a significant reduction in Ms. Feldman’s base salary or annual bonus target.

Justin Cochrane

If Mr. Cochrane’s employment is terminated by his death, subject to remaining a member of the Group Personal Pension Plan through such date, he is entitled to an amount equal to four times his base salary.

The Cochrane Agreement can be terminated upon 12 months’ notice from Clear Channel UK to Mr. Cochrane; provided that, Clear Channel UK may provide payment of Mr. Cochrane’s base salary for the remaining notice period in lieu of notice. Clear Channel UK may place Mr. Cochrane on garden leave during the applicable notice period, during which time Mr. Cochrane will continue to receive his base salary and other pension and insurance benefits.

Clear Channel UK may terminate Mr. Cochrane’s employment in the event of any serious breach by Mr. Cochrane of the terms of the Cochrane Agreement or of any breach of the disciplinary rules of the company or of any other rules or regulations applicable to Mr. Cochrane’s employment. In the event Mr. Cochrane’s employment is terminated for gross misconduct, he is not entitled to pay in lieu of notice.

Jason A. Dilger

2022 Employment Agreement (Effective through December 31, 2024)

Termination due to Death. If Mr. Dilger’s employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Dilger’s employment is terminated due to disability, he will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Dilger’s employment for Cause, Clear Channel Outdoor will pay to Mr. Dilger his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Notice and Proxy Statement 2025 61

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor. If Clear Channel Outdoor terminates Mr. Dilger’s employment without Cause or does not renew the 2022 Dilger Employment Agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Dilger, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Dilger’s current base salary for 12 months. Further, Mr. Dilger will be eligible for a pro-rata portion of the annual bonus, calculated based upon actual performance and paid at the time annual bonuses are paid to other Clear Channel Outdoor employees. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year.

Non-Renewal by Mr. Dilger. If Mr. Dilger gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date is before the end of the then-current employment period, and if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Dilger an amount equal to his pro-rata base salary through the end of the then-current employment period.

If Mr. Dilger is in breach of any post-employment obligations or covenants, or if Mr. Dilger is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Mr. Dilger is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease; however, if Mr. Dilger’s base salary following such rehiring is less than his base salary in effect immediately prior to his termination, Clear Channel Outdoor shall pay Mr. Dilger, for the remainder of the severance pay period, the pro-rata difference between his base salary as in effect immediately prior to the termination and his salary following such rehiring.

Under the agreement, “Cause” is generally defined as Mr. Dilger’s: (1) willful misconduct; (2) non-performance of duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Mr. Dilger, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of the 2022 Dilger Employment Agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies.

2025 Employment Agreement (Effective as of January 1, 2025)

Termination due to Death. If Mr. Dilger’s employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Dilger’s employment is terminated due to disability, he will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Dilger’s employment for Cause, Clear Channel Outdoor will pay to Mr. Dilger his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor. If Clear Channel Outdoor terminates Mr. Dilger’s employment without Cause or does not renew the 2025 Dilger Employment Agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Dilger, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Dilger’s current base salary for 12 months. Further, Mr. Dilger will be eligible for a pro-rata portion of the annual bonus, calculated based upon actual performance and paid at the time annual bonuses are paid to other Clear Channel Outdoor employees. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Any unvested time-vesting equity awards scheduled to vest within 12 months following the termination date will vest in full on the date of termination. Any outstanding and unvested RSUs that are subject to

62 Notice and Proxy Statement 2025

performance-based vesting will vest (i) one-third of the target shares are eligible to vest if the date of termination is before the date of which is two years prior to the vesting date, (ii) 2/3 of the target shares are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date and (iii) 100% of the target shares are eligible to vest if the date of termination is on or after the date which is one year prior to the vesting date. The portion of the RSUs that are subject to performance-based vesting that remain outstanding and eligible to be earned at the end of the applicable performance period based on the Relative TSR Performance (or other applicable performance metric) as outlined in the applicable award agreement will, if earned, then be distributed to Mr. Dilger within 60 days.

Non-Renewal by Mr. Dilger. If Mr. Dilger gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date selected by the Company following delivery of such notice is before the end of the then-current employment period, and if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Dilger an amount equal to his pro-rata base salary through the end of the then-current employment period.

If Mr. Dilger is in breach of any post-employment obligations or covenants, or if Mr. Dilger is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Mr. Dilger is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease; however, if Mr. Dilger’s base salary following such rehiring is less than his base salary in effect immediately prior to his termination, Clear Channel Outdoor shall pay Mr. Dilger, for the remainder of the severance pay period, the pro-rata difference between his base salary as in effect immediately prior to the termination and his salary following such rehiring.

Under the agreement, “Cause” is generally defined as Mr. Dilger’s: (1) willful misconduct; (2) non-performance of duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Mr. Dilger, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of the 2025 Dilger Employment Agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies.

Brian D. Coleman

December 2023 Coleman Employment Agreement

In the event that Mr. Coleman is terminated without Cause, resigns for Good Cause or if Mr. Coleman’s employment is terminated on the Transition Date, in each case, subject to Mr. Coleman’s timely execution and non-revocation of a release of claims in a form satisfactory to Clear Channel Outdoor, Mr. Coleman will receive the following severance payments and benefits: (i) continued base salary for 12 months following the termination date; (ii) eligibility to receive a pro rata portion of the annual bonus for the year in which such termination occurs, calculated based on actual performance and prorated based on the number of days he was employed during such year; and (iii) notwithstanding anything to the contrary set forth in any of the applicable award agreements, in the event that Mr. Coleman and Clear Channel Outdoor do not enter into the Coleman Consulting Agreement, (x) any unvested equity awards granted prior to April 1, 2023 will accelerate and vest as of the termination date, (y) any unvested time-vesting equity awards granted after April 1, 2023 that are scheduled to vest within the 12-month period following the date of termination will accelerate and vest as of the termination date, and (z) any outstanding and unvested PSUs granted after April 1, 2023 will vest as follows: (1) one-third of the target number of PSUs will be eligible to vest if the termination date is before the date that is two years prior to the applicable vesting date, (2) 2/3rds of the target number of PSUs will be eligible to vest if the termination date is on or after the date that is two years prior to the applicable vesting date but before the date that is one year prior to the applicable vesting date, or (3) 100% of the target number of PSUs will be eligible to vest if the termination date is on or after the date that is one year prior to the applicable vesting date. The portion of PSUs eligible to vest pursuant to the foregoing will remain outstanding and eligible to be earned at the end of the applicable performance period based on achievement of the applicable performance metric, as outlined in the applicable award agreement, and, if earned, will be distributed to Mr. Coleman within 60 days of the end of such performance period. In the event that Mr. Coleman and Clear Channel Outdoor enter into the Coleman

Notice and Proxy Statement 2025 63

Consulting Agreement, Mr. Coleman’s unvested equity awards will remain outstanding and eligible to vest pursuant to the terms of the applicable award agreements and the 2021 Plan during the period Mr. Coleman provides services to Clear Channel Outdoor pursuant to the Coleman Consulting Agreement, and any of Mr. Coleman’s equity awards that remain unvested following the termination of Mr. Coleman’s consulting services pursuant to the Coleman Consulting Agreement will vest in accordance with the Coleman Consulting Agreement (as described below).

Coleman Consulting Agreement

If the Consulting Term is terminated by Clear Channel Outdoor for any reason, subject to Mr. Coleman’s timely execution and non-revocation of a release of claims in a form satisfactory to Clear Channel Outdoor, Mr. Coleman will receive a lump sum cash payment equal to the aggregate consulting fee in respect of the portion of the Consulting Term that has not yet lapsed as of such termination date. However, if Mr. Coleman materially breaches his obligations under the Coleman Consulting Agreement or the restrictive covenants set forth in the December 2023 Coleman Employment Agreement, he will not receive such lump sum payment and will only receive payment of any consulting fee accrued but unpaid through such termination date. Mr. Coleman may terminate the Coleman Consulting Agreement for any reason upon 60 days prior written notice to the Company, and upon such a termination, the Company’s only obligations to Mr. Coleman will be payment of any consulting fee accrued but unpaid through such termination date and to provide the equity award treatment described below.

Upon the date of termination of the Consulting Term (such date, the “Consultancy End Date”), (x) any unvested equity awards granted prior to April 1, 2023 will accelerate and vest as of the Consultancy End Date, (y) any unvested time-vesting equity awards granted after April 1, 2023 that are scheduled to vest within the 12-month period following the Consultancy End Date will accelerate and vest as of the Consultancy End Date, and (z) any outstanding and unvested PSUs granted after April 1, 2023 will vest as follows: (1) one-third of the target number of PSUs will be eligible to vest if the Consultancy End Date is before the date that is two years prior to the applicable vesting date, (2) 2/3rds of the target number of PSUs will be eligible to vest if the Consultancy End Date is on or after the date that is two years prior to the applicable vesting date but before the date that is one year prior to the applicable vesting date, or (3) 100% of the target number of PSUs will be eligible to vest if the Consultancy End Date is on or after the date that is one year prior to the applicable vesting date. The portion of PSUs eligible to vest pursuant to the foregoing will remain outstanding and eligible to be earned at the end of the applicable performance period based on achievement of the applicable performance metric, as outlined in the applicable award agreement, and, if earned, will be distributed to Mr. Coleman within 60 days of the end of such performance period.

Coleman Transition

On December 18, 2023, the Board and Mr. Coleman agreed that Mr. Coleman would depart from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of March 1, 2024, upon which time Mr. Coleman became a consultant to the Company in order to assist with transition matters until April 15, 2025.

In connection with his departure from the Company effective as of March 1, 2024, Mr. Coleman received the following separation payments and benefits: (i) continued payment of his base salary for twelve months following such departure (with an aggregate value equal to $700,000), and (ii) payment of a pro-rata portion of his 2024 incentive bonus based on actual performance (with a value equal to $113,591).

In the event that the Consulting Term was terminated on December 31, 2024 by Clear Channel Outdoor for any reason, subject to Mr. Coleman’s timely execution and non-revocation of a release of claims in a form satisfactory to Clear Channel Outdoor, Mr. Coleman would have received a lump sum cash payment equal to the aggregate consulting fee in respect of the portion of the Consulting Term that has not yet lapsed as of such termination date pursuant to the Coleman Consulting Agreement (valued at approximately $101,500). Further, in the event that the Consulting Term was terminated on December 31, 2024, Mr. Coleman would have received the acceleration treatment pursuant to the Coleman Consulting Agreement as set forth above (with an estimated acceleration value of such equity awards equal to an aggregate of $1,119,601, assuming the PSUs were earned at target).

Executive Change in Control Severance Plan

On August 5, 2024, the Compensation Committee adopted the Change in Control Severance Plan. The Change in Control Severance Plan will be administered by the Committee. The following NEOs participate in the Change in Control Severance Plan: Messrs. Wells, Sailer and Dilger, and Ms. Feldman. Messrs. Cochrane and Coleman do not participate in the Change in Control Severance Plan.

64 Notice and Proxy Statement 2025

The Change in Control Severance Plan provides certain severance pay and benefits to eligible executives participating in the Change in Control Severance Plan (including, but not limited to, the following NEOs: Messrs. Wells, Sailer, Feldman and Dilger) whose employment is terminated by the Company or any of its subsidiaries or affiliates without “cause” or due to a resignation by such participant for “good reason” (each as defined in the Change in Control Severance Plan, and each, a “Qualifying Termination”) during the 12-month period following the consummation of a Change in Control (as defined in the Change in Control Severance Plan, and such 12-month period, the “Change in Control Protection Period”) on or after August 5, 2024.

Upon a Qualifying Termination during the Change in Control Protection Period, subject to the participant’s execution and non-revocation of a general release of claims and continued compliance with the participant’s restrictive covenant obligations, the participant will be entitled to receive:

•

A cash payment equal to the product of (A) the applicable severance multiple (“Applicable Severance Multiple”) for the participant, multiplied by (B) the sum of such participant’s (1) annual base salary and (2) target annual bonus opportunity, payable in a lump sum as soon as administratively practicable following the date the release becomes effective and non-revocable;

•

A pro-rated portion of the annual bonus the participant was eligible to earn for the calendar year in which the termination date occurs, with the amount paid calculated based on actual performance through the termination date, payable in a lump sum as soon as administratively practicable following the date the release becomes effective and non-revocable;

•

Payment of any earned but unpaid annual bonus for the year prior to the year in which the termination date occurs, if any, payable in a lump sum at the same time that any such annual bonuses are paid to similarly-situated employees of the Company generally; and

•

Subject to the terms of the Change in Control Severance Plan, payment or reimbursement on a monthly basis during the participant’s applicable benefit period (“Applicable Benefit Period”) for the amount the participant is required to pay for such participant and his or her dependents to effect and continue coverage under COBRA.

In the event a participant’s employment with the Company or any of its subsidiaries or affiliates terminates (pursuant to a Qualifying Termination or otherwise), all outstanding and unvested equity incentive awards then held by the participant will be treated in accordance with the award agreement applicable to such award or the participant’s employment agreement, as applicable.

The participating NEOs participate in the Change in Control Severance Plan with the following Applicable Severance Multiples and Applicable Benefit Periods: (i) Scott Wells: 2x Applicable Severance Multiple and 24 months Applicable Benefit Period; (ii) David Sailer and Lynn Feldman: 1.5x Applicable Severance Multiple and 18 months Applicable Benefit Period; and (iii) Jason Dilger: 1x Applicable Severance Multiple and 12 months Applicable Benefit Period. Pursuant to the Change in Control Severance Plan, such NEOs will be required to comply with the restrictive covenant obligations set forth in their respective employment agreements as a condition each such NEO’s participation in the Change in Control Severance Plan.

Equity Award Treatment

Awards Granted Prior to 2024

Pursuant to the terms of the 2024 Plan and applicable award agreements, if an NEO’s employment terminates due to death or disability, then unvested RSUs and PSUs will vest in full (with such vesting to be at the target level with respect to PSUs). If an NEO’s employment terminates due to Retirement (as defined in the applicable award agreement), with respect to then-unvested RSUs, the NEO will vest in the portion of the award that would have vested in the ordinary course during the 12-month period following such Retirement. With respect to then-unvested PSUs, the NEO will be eligible to vest in a pro-rata portion of the award such that (i) if the Retirement date occurs before the date which is two years prior to the vesting date, one-third of the target shares will be eligible to vest; (ii) if the Retirement date occurs on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date, two-thirds of the target shares will be eligible to vest; and (iii) if the Retirement date occurs on or after the date which is one year prior to the vesting date, 100% of the target shares will be eligible to vest. The portion

Notice and Proxy Statement 2025 65

of the PSUs that are eligible to vest will remain outstanding and eligible to be earned at the end of the applicable performance period as outlined in the applicable award agreement and, if earned, will then be distributed to the NEO within 60 days. Any then-unvested RSUs and PSUs will be forfeited for no consideration.

Upon a Change in Control (as defined in the applicable award agreement), the Compensation Committee may elect to (i) accelerate the vesting of all or a portion of the award, (ii) cancel the award and pay the NEO an amount of cash, shares of stock or combination thereof equal to the Change in Control Price (as defined in the applicable award agreement) for a number of shares equal to the vested RSUs or target number of PSUs, (iii) provide for the assumption, substitution or continuation of RSUs or PSUs by the successor company or a parent or subsidiary of the successor company, (iv) with respect to PSUs, certify the extent to which the performance conditions have been achieved prior to the conclusion of the performance period, with such PSUs to remain subject to time-based vesting conditions through the conclusion of the performance period, or (v) make such adjustments to the RSUs or PSUs then outstanding as the Compensation Committee deems appropriate to reflect such Change in Control; provided, however, the Compensation Committee may determine that no adjustment is necessary.

In the event that an NEO is terminated by the Company without Cause (as defined in the applicable award agreement) within 12 months following a Change in Control, then 100% of then-unvested RSUs and restricted stock awards will vest and then-unvested PSUs will vest at target level.

2024 Awards

Pursuant to the terms of the 2024 Plan and applicable award agreements, if an NEO’s employment terminates due to death or disability, then unvested RSUs and PSUs will vest in full (with such vesting to be at the target level with respect to PSUs). If an NEO’s employment terminates due to Retirement (as defined in the applicable award agreement), with respect to then-unvested RSUs, the NEO will vest in the portion of the award that would have vested in the ordinary course during the 12-month period following such Retirement. With respect to then-unvested PSUs, the NEO will be eligible to vest in a pro-rata portion of the award such that (i) if the Retirement date occurs before the date which is two years prior to the vesting date, one-third of the target shares will be eligible to vest; (ii) if the Retirement date occurs on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date, two-thirds of the target shares will be eligible to vest; and (iii) if the Retirement date occurs on or after the date which is one year prior to the vesting date, 100% of the target shares will be eligible to vest. The portion of the PSUs that are eligible to vest will remain outstanding and eligible to be earned at the end of the applicable performance period as outlined in the applicable award agreement and, if earned, will then be distributed to the NEO within 60 days. Any then-unvested RSUs and PSUs will be forfeited for no consideration.

In the event of a Change in Control (as defined in the 2024 Plan) in which the surviving entity assumes or substitutes the unvested portion of the RSUs and/or the PSUs, such assumed or substituted RSU award and/or PSU award will not vest solely as a result of the occurrence of such Change in Control. In the event of a Change in Control in which the surviving entity does not assume or substitute the unvested portion of the RSUs and/or the PSUs, such unvested portion of the RSUs shall fully accelerate and vest, and such unvested portion of the PSUs shall immediately vest based on the greater of target and actual performance.

In the event that an NEO is terminated by the Company without Cause (as defined in the applicable award agreement) within 12 months following a Change in Control, then 100% of the then-unvested RSUs will vest, and the then-unvested PSUs will vest based on the greater of target and actual performance.

Post-Employment Table

The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those NEOs. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service. Mr. Coleman is not included in the tables below, as the payments and benefits he received in connection with his termination of employment with the Company, effective as of March 1, 2024, are set forth above in the section titled “Coleman Transition”.

66 Notice and Proxy Statement 2025

Potential Payments Upon Termination or Change in Control(a)

Name	Benefit	Termination without “Cause” or Resignation for “Good Reason”		Termination due to “Disability”	Termination due to Death		Retirement or Resignation without “Good Reason”	“Change in Control” without Termination(b)	“Change in Control” with Termination

Scott R. Wells	Cash payment	$4,420,740	(c)	$—	$—		$—	$—	$6,180,740	(d)
	Cash Value of Benefits	$17,617	(e)	$—	$—		$—	$—	$23,489	(f)
	Vesting of equity awards(g)	$4,596,815		$9,812,266	$9,812,266		$—	$—	$9,812,266

	TOTAL	$9,035,172		$9,812,266	$9,812,266		$—	$—	$16,016,495

David J. Sailer	Cash payment	$1,416,025	(h)	$—	$—		$—	$—	$2,675,698	(i)
	Cash Value of Benefits	$—		$—	$—		$—	$—	$38,727	(f)
	Vesting of equity awards(g)	$1,313,536		$3,264,951	$3,264,951		$—	$—	$3,264,951

	TOTAL	$2,729,561		$3,264,951	$3,264,951		$—	$—	$5,979,376

Lynn A. Feldman	Cash payment	$1,488,414	(h)	$—	$—		$—	$—	$2,575,626	(i)
	Cash Value of Benefits	$—		$—	$—		$—	$—	$40,168	(f)
	Vesting of equity awards(g)	$1,352,087		$2,926,552	$2,926,552		$—	$—	$2,926,552

	TOTAL	$2,840,501		$2,926,552	$2,926,552		$—	$—	$5,542,346

Justin Cochrane	Cash payment	$479,172	(j)	$—	$1,916,688	(k)	$—	$—	$479,172	(j)
	Vesting of equity awards(g)	$—		$1,107,466	$1,107,466		$—	$—	$1,107,466

	TOTAL	$479,172		$1,107,466	$3,024,153		$—	$—	$1,586,638

Jason A. Dilger	Cash payment	$695,168	(h)	$—	$—		$—	$—	$935,168	(l)
	Cash Value of Benefits	$—		$—	$—		$—	$—	$26,769	(f)
	Vesting of equity awards(g)	$—		$672,947	$672,947		$—	$—	$672,947

	TOTAL	$695,168		$672,947	$672,947		$—	$—	$1,634,884

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2024.

(b)

Amounts reflected in the “Change in Control without Termination” column were calculated assuming that no termination occurred after the change in control. The values of any additional benefits to the NEOs that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Change in Control with Termination” or other applicable columns.

(c)

Represents the sum of (1) 1.5 times Mr. Wells’ base salary at termination, (2) the pro rata portion of Mr. Wells’ annual bonus based on actual performance for the year ended December 31, 2024, and (3) his annual target bonus for the year ended December 31, 2024, pursuant to Mr. Wells’ employment agreement.

(d)

Represents an amount equal to (i) the product of (a) 2.0, multiplied by (b) the sum of (1) Mr. Wells’ base salary at termination and (2) Mr. Wells’ annual target bonus for the year ended December 31, 2024, plus (ii) a prorated portion of his annual target bonus for the year ended December 31, 2024, based on actual performance, in each case, pursuant to the Change in Control Severance Plan.

(e)

The value associated with the continued provision of health benefits are based on COBRA premiums for health insurance (less the amount Mr. Wells would have paid to continue the same coverage if he remained employed) for the 18 months following termination, pursuant to Mr. Wells’ employment agreement.

(f)

The value associated with the continued provision of health benefits are based on COBRA premiums for health insurance (less the amount the applicable NEO would have paid to continue the same coverage if he or she remained employed) for the 24 months following termination for Mr. Wells, 18 months following termination for Mr. Sailer and Ms. Feldman, and 12 months following termination for Mr. Dilger, in each case, pursuant to the Change in Control Severance Plan.

(g)

Amounts reflect the value of unvested Clear Channel Outdoor equity awards held by the respective NEOs on December 31, 2024, that are subject to accelerated vesting. This value is based upon the closing price of Clear Channel Outdoor’s common stock on December 31, 2024 of $1.37, but it excludes stock options with an exercise price exceeding the closing price of Clear Channel Outdoor’s common stock on December 31, 2024. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(h)

Represents the sum of (1) 1.0 times the NEO’s base salary at termination, and (2) the pro rata portion of the NEO’s annual bonus based on actual performance for the year ended December 31, 2024 pursuant to the NEO’s employment agreement.

Notice and Proxy Statement 2025 67

(i)

Represents an amount equal to (i) the product of (a) 1.5, multiplied by (b) the sum of (1) the applicable NEO’s base salary at termination and (2) such NEO’s annual target bonus for the year ended December 31, 2024, plus (ii) a prorated portion of the applicable NEO’s annual target bonus for the year ended December 31, 2024, based on actual performance, in each case, pursuant to the Change in Control Severance Plan. In addition, this amount reflects certain adjustments made to ensure that such amount is not subject to an excise tax under Section 4999 of the Code.

(j)

The Cochrane Agreement can be terminated upon 12 months’ notice from Clear Channel UK to Mr. Cochrane; provided that, Clear Channel UK may provide payment of Mr. Cochrane’s base salary for the remaining notice period in lieu of notice. The amount reported assumes that Clear Channel UK elected to provide payment in lieu of notice.

(k)	Represents a cash payment equal to four times Mr. Cochrane’s annual base salary.

(l)

Represents an amount equal to (i) the product of (a) 1.0, multiplied by (b) the sum of (1) Mr. Dilger’s base salary at termination and (2) Mr. Dilger’s annual target bonus for the year ended December 31, 2024, plus (ii) a prorated portion of his annual target bonus for the year ended December 31, 2024, based on actual performance, in each case, pursuant to the Change in Control Severance Plan.

68 Notice and Proxy Statement 2025

PAY VERSUS PERFORMANCE
The following table sets forth certain information with respect to Clear Channel Outdoor’s financial performance and the compensation actually paid to our principal executive officer (“PEO”) and the average compensation actually paid to our other NEOs for the years ended on December 31, 2024, 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for PEO (a)	Compensation Actually Paid to PEO (a)(b)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers (c)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (b)(c)		Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (e)	CCOH Plan Adjusted EBITDA (f)
							Total Shareholder Return (d)	Current Peer Group Total Shareholder Return (d)

2024	$9,677,184	$6,087,668	(g)	$2,398,992	$1,565,296	(g)	$48	$124	($175,878,000)	$643,845,580

2023	$4,754,224	$7,105,140		$1,842,585	$2,591,310		$64	$119	($308,816,000)	$571,374,441

2022	$5,962,621	($1,048,564)		$1,895,137	($1,099,639)		$37	$108	($94,388,000)	$632,587,236

2021	$6,234,771	$11,854,376		$2,880,092	$5,492,876		$116	$121	($433,120,000)	$496,603,373

2020	$4,537,958	$4,047,663		$1,676,961	$1,528,992		$58	$101	($600,226,000)	$162,508,046

(a)
The names of the PEO of the Company reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2024, 2023 and 2022, Mr. Wells, and (ii) for fiscal years 2021 and 2020, Mr. Christopher W. Eccleshare.

(b)
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

(c)
The names of each
non-PEO
NEO reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2024, Messrs. Sailer, Coleman, Cochrane and Dilger and Ms. Feldman, (ii) for fiscal year 2023, Messrs. Coleman, Cochrane and Dilger and Ms. Feldman; (iii) for fiscal year 2022, Messrs. Coleman and Dilger and Ms. Feldman; and (iv) for fiscal years 2021 and 2020, Messrs. Wells, Coleman and Dilger and Ms. Feldman.

(d)
The Company’s TSR and the Company’s peer group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
The peer group used to determine the Company’s peer group TSR for each applicable fiscal year is the same peer group that was used for purposes of disclosing our executive compensation benchmarking practices, as described in the section titled “Role of the Executive Compensation Peer Group.” In 2023, following the Compensation Committee’s decision to revise our peer group to include more technology-driven companies whose business model and strategy are more technology-centric, we added three new peers (Criteo S.A., Yelp, Inc and Ziff Davis, Inc). In the fall of 2024, CCO removed Audacy from their compensation peer group following their delisting from the NYSE. The table below reports the TSR for each applicable fiscal year for our peer group used prior to 2023.

	Total Shareholder Return	Previous Peer Group Total Shareholder Return

2024	$48	$83

2023	$64	$96

2022	$37	$93

2021	$116	$109

2020	$58	$95

(e)	Represents the amount of consolidated net income (loss) reflected in the Company’s audited financial statements for each applicable fiscal year.

Notice and Proxy Statement 2025 69

(f)
We have selected CCOH Plan Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2024. CCOH Plan Adjusted EBITDA is defined as revenue less direct operating expenses, selling, general and administrative expenses and corporate expenses, excluding share-based compensation and restructuring and other costs (which are defined as costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs), and excluding bonus expenses, and for 2024, further adjusted to reflect hurricane expenses. Below is to the calculation of CCOH Plan Adjusted EBITDA for the years 2020, 2021, 2022, 2023 and 2024.

(in thousands)	2024	2023 (1)	2022 (1)	2021 (1)	2020 (1)

Consolidated Revenue	$1,505,230	$2,127,140	$2,481,134	$2,241,118	$1,854,608

Direct Operating & SG&A Expenses	$(933,485)	$(1,464,329)	$(1,795,939)	$(1,729,655)	$(1,643,518)

Corporate Expenses	$(126,904)	$(172,324)	$(157,915)	$(156,181)	$(137,297)

Share Based Compensation	$23,076	$20,330	$21,148	$19,398	$13,235

Restructuring and other costs	$7,841	$24,399	$16,244	$47,840	$32,942

Bonus Expense	$43,726	$41,541	$53,035	$65,605	$16,281

Foreign Currency Exchange Rate	$295	$(5,004)	$14,881	$8,478	$(358)

Divested Businesses / Discontinued Operations	$124,066	$(379)			$26,615

Plan Adjusted EBITDA	$643,846	$571,374	$632,587	$496,603	$162,508

(1)
These years are presented based on historical financial statements prior to the application of discontinued operations during 2023 related to the sales of our Europe-South segment and during 2024 related to the sale of our Europe-North segment and our Latin American businesses.

(g)
For fiscal year 2024, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO
NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2024, computed in accordance with Item 402(v) of Regulation
S-K:

	PEO	Average Non-PEO NEOs

Total Compensation Reported in 2024 Summary Compensation Table	$9,677,184	$2,398,992

Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2024 Summary Compensation Table	($7,011,444)	($1,212,249)

Plus, Year-End Fair Value of Awards Granted in 2024 that are Outstanding and Unvested	$5,708,691	$1,002,058

Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	($1,839,098)	($446,388)

Plus, Vesting Date Fair Value of Awards Granted in 2024 that Vested in 2024	$—	$—

Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2024 (From Prior Year-End to Vesting Date)	($116,782)	($40,441)

Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2024	($330,882)	($136,676)

Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2024 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2024)	—	—

Total Adjustments	($3,589,516)	($833,696)

Compensation Actually Paid for Fiscal Year 2024	$6,087,668	$1,565,296

70 Notice and Proxy Statement 2025

Comparative Disclosure
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with the Company’s TSR over the five years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO
NEOs is comprised of equity awards. As described in more detail in the section titled “Supporting Our
Pay-for-Performance
Philosophy”, approximately 64% and 49% (averaged) of the value of total compensation awarded to the PEO and non-PEO
NEOs in 2024, respectively, was comprised of equity awards.

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with the Company’s net income (loss) between 2020 and 2021. Although our net loss decreased during 2022, increased during 2023, and decreased again during 2024, the ‘compensation actually paid’ to our PEO and non-PEO
NEOs trended in the opposite direction during each of those years. This is because a significant portion of their ‘compensation actually paid’ is comprised of equity awards, which decreased in value during 2022, increased in 2023 and decreased again in 2024.

Notice and Proxy Statement 2025 71

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with CCOH Plan Adjusted EBITDA used for bonus purposes between 2020 and 2021. Although our Plan Adjusted EBITDA increased during 2022, decreased during 2023, and increased again during 2024, the ‘compensation actually paid’ to our PEO and non-PEO
NEOs
trended
in the opposite direction during each of those years. This is because a significant portion of their ‘compensation actually paid’ is comprised of equity awards, which decreased in value during 2022, increased in 2023 and decreased again in 2024.

Tabular List
The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2024. The performance measures included in this table are not ranked by relative importance.

Tabular List
Overall CCOH Plan Adjusted EBITDA
Europe Division Plan Adjusted EBITDA
Company TSR Relative to S&P 600
Company Stock Price

72 Notice and Proxy Statement 2025

PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Scott Wells, our President and Chief Executive Officer. The rules adopted by the SEC require a registrant to identify its median employee only once every three years if there has been no change to the registrant’s employee population or employee compensation arrangements that would result in a significant change to the pay ratio disclosure. Because we have had no changes to our employee population or compensation arrangements that would significantly impact our pay ratio disclosure, the employee representing the median paid employee for 2024 is the same employee selected for 2022 and 2023. For 2024, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $52,301; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $9,677,184.

Based on this information, for 2024 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 185 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

1.

There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure. We identified the median employee as of December 31, 2022.

2.	We determined that, as of December 31, 2022, our employee population consisted of approximately 4,748 individuals working at Clear Channel Outdoor and its consolidated subsidiaries.

3.	Of our employee population as of December 31, 2022, 1,570 were U.S. employees and 3,178 were non-U.S. employees.

4.

For purposes of measuring the compensation of our employee population, we selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the 12-month period ended December 31, 2022.

5.

We gathered our total cash compensation information for the 12-month period ended December 31, 2022 from payroll records of each of our business units and applied this compensation measure consistently to all our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee. Amounts in foreign currency were converted from local currency to U.S. dollars using the average daily exchange rate of each country’s respective currency to U.S. dollars for the 12 months ended December 31, 2022.

6.

Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $52,301. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this Proxy Statement.

Notice and Proxy Statement 2025 73

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether Clear Channel Outdoor’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning Clear Channel Outdoor’s compensation policies with the long-term interests of Clear Channel Outdoor and avoiding rewards or incentive structures that could create unnecessary risks to Clear Channel Outdoor.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on Clear Channel Outdoor.

DIRECTOR COMPENSATION

The individuals who served as members of our Board (other than Mr. Wells) during 2024 are set forth in the table below. Only our independent directors are compensated for serving as directors of Clear Channel Outdoor. As President and Chief Executive Officer, Mr. Wells does not receive compensation for his service on our Board. His compensation is shown in the table entitled “2024 Summary Compensation Table.”

On April 30, 2019, our Board approved a director compensation program for independent directors providing for an annual retainer of $75,000 in cash and $150,000 in equity. The equity is in the form of RSUs, and is generally granted annually during the first quarter of the applicable fiscal year, with such RSUs vesting in full on January 1 of the following fiscal year, subject to continued service through such date. Directors also have the option to choose to receive up to 100% of their cash retainer in RSUs.

Directors do not receive additional fees for meeting attendance. The Chair of our board of directors (as long as the Chair is not an employee) receives an annual fee of $50,000, the Chair of the Audit Committee receives an annual fee of $25,000, the Chair of the Compensation Committee receives an annual fee of $20,000, and the Chair of the Nominating and Corporate Governance Committee, receives an annual fee of $15,000. Members of the Audit Committee (other than the Chair) receive an annual fee of $15,000, members of the Compensation Committee (other than the Chair) receive an annual fee of $10,000, and members of the Nominating and Corporate Governance Committee (other than the Chair) receive an annual fee of $7,500.

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(a) ($)	Total ($)

John Dionne	—	$247,498	$247,498

Lisa Hammitt	$92,500	$149,998	$242,498

Andrew Hobson	$100,000	$149,998	$249,998

Tim Jones	$25,272	$38,114	$63,386

Thomas King	—	$244,998	$244,998

Joe Marchese	—	$242,498	$242,498

W. Benjamin Moreland	—	$274,997	$274,997

Mary Teresa Rainey(b)	$105,167	$149,998	$255,165

Ted White	—	$239,998	$239,998

Jinhy Yoon	$38,499	$65,984	$104,483

(a)

Amounts in the Stock Awards column reflect the full grant date fair value of stock awarded under our 2012 Third Amended and Restated Stock Incentive Plan during 2024, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of

74 Notice and Proxy Statement 2025

estimated forfeiture rates as required by SEC regulations. Each of Messrs. Dionne, Hobson, King, Marchese, Moreland and White and Mses. Hammit and Rainey were granted 80,213 time-based RSUs on February 15, 2024. These awards were outstanding on December 31, 2024 and vested in full on January 1, 2025.

In connection with the Board’s affirmative determination of Ms. Yoon’s independence following her retirement from PIMCO, Ms. Yoon was granted 39,276 time-based RSUs on July 24, 2024. This award was outstanding on December 31, 2024 and vested in full on January 1, 2025.

Upon being appointed as an independent director, Mr. Jones was granted 23,821 time-based RSUs on September 30, 2024. This award was outstanding on December 31, 2024 and vested in full on January 1, 2025.

In addition, Messrs. Dionne, King, Marchese, Moreland and White elected to receive their annual cash retainer and committee fees in the form of time-based RSUs. Mr. Dionne received 52,139 RSUs, Mr. King received 50,802 RSUs, Mr. Marchese received 49,465 RSUs, Mr. Moreland received 66,844 RSUs and Mr. White received 48,128 RSUs. Each award vested one-fourth on each of April 1, 2024, July 1, 2024, October 1, 2024 and January 1, 2025.

For the RSU awards, the grant date fair value is based on the closing price of our common stock on the date of grant.

For further discussion of the assumptions made in valuation, see also Note 13-Stockholders’ Deficit beginning on page 82 of our 2024 Annual Report on Form 10-K.

(b)

The cash fees paid to Ms. Rainey were converted to British pounds based on the exchange rate at the time of payment. Amounts shown here have been converted back to USD based on the average 2024 exchange rate of $1=£0.7826. Ms. Rainey retired from the Board effective January 1, 2025.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

During 2024, Messrs. Jones, King and Marchese and Ms. Hammitt served as the members of our Compensation Committee. There were no “interlocks” among any of the directors who served as members of our Compensation Committee and any of our executive officers during 2024 and as of the date of this Proxy Statement. During 2024, no member of our Compensation Committee simultaneously served as an executive officer of Clear Channel Outdoor. No member of our Compensation Committee had a relationship with us that requires disclosure under Item 404 of Regulation S-K.

Notice and Proxy Statement 2025 75

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICY ON REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

We have adopted formal written policies and procedures for the review and approval of certain related party transactions involving us and one of our executive officers, directors or nominees for director or owners of more than 5% of any class of our voting securities, and which may be required to be reported under the SEC’s disclosure rules. Such transactions must be pre-approved by the Audit Committee of our Board (other than the directors involved, if any) or by a majority of disinterested directors. In addition, if our management, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to convene the Audit Committee to approve a particular transaction, then the Board has delegated authority to the Chair of the Audit Committee to pre-approve such transactions. The Chair of the Audit Committee reports to the Audit Committee any transactions reviewed by him pursuant to this delegated authority at the next Audit Committee meeting. The primary considerations with respect to the approval of related party transactions are the overall fairness of the terms of the transaction to us and that they are not inconsistent with our and our stockholder interests.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Ted White, one of our directors, is the Co-Founder and a Managing Director of Legion Partners Asset Management, LLC. On January 31, 2024, Clear Channel Outdoor entered into a Cooperation Agreement (the “Cooperation Agreement”) with Legion Partners, which beneficially owns approximately 5.3% of our common stock. Pursuant to the terms of the Cooperation Agreement, the Board appointed Mr. White to the Board and as a member of the Audit Committee, effective January 31, 2024. On December 4, 2024, pursuant to an amendment to the Cooperation Agreement, we agreed to include Mr. White in the slate of nominees for the election at the Annual Meeting, and to recommend that stockholders vote in favor of his election. The amendment also extended the term of the Cooperation Agreement to the earlier of (x) 30 days prior to the director nomination deadline for Clear Channel Outdoor’s 2026 annual meeting of stockholders and (y) the date that is 120 days prior to the first anniversary of the Annual Meeting. Except pursuant to the Cooperation Agreement and in connection with Mr. White’s appointment to the Board, there have been no transactions or arrangements between Clear Channel Outdoor and Legion Partners.

76 Notice and Proxy Statement 2025

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee concerns the Audit Committee’s activities regarding oversight of Clear Channel Outdoor’s financial reporting and auditing process, and it does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Clear Channel Outdoor specifically incorporates this Report by reference therein.

The Audit Committee is comprised solely of independent directors (as defined the NYSE rules and Rule 10A-3 under the Exchange Act), and it operates under a written charter adopted by the Board. The charter reflects standards set forth in SEC regulations and NYSE rules. In addition, the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The full text of the Audit Committee’s charter can be found on Clear Channel Outdoor’s website at investor.clearchannel.com.

As set forth in more detail in its charter, the Audit Committee assists the Board in its general oversight of Clear Channel Outdoor’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of Clear Channel Outdoor’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the independent registered public accounting firm that serves as Clear Channel Outdoor’s independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of Clear Channel Outdoor’s internal and external auditors, including the audit scope and staffing, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace Clear Channel Outdoor’s independent auditor. The Audit Committee also reviews the risk management and compliance processes and internal controls over financial reporting and the results of the internal and external audit work with regard to the adequacy and appropriateness of Clear Channel Outdoor’s financial, accounting and internal controls. Management and independent auditor presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions among management and the independent auditor. In addition, the Audit Committee generally oversees Clear Channel Outdoor’s internal compliance programs.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of Clear Channel Outdoor’s financial statements, the Audit Committee met with both management and Clear Channel Outdoor’s independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Notice and Proxy Statement 2025 77

With respect to Clear Channel Outdoor’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence and received from the independent auditors their letter and the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that Clear Channel Outdoor’s audited financial statements be included in Clear Channel Outdoor’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Andrew Hobson (Chair)
John Dionne
Tim Jones Ted White

78 Notice and Proxy Statement 2025

AUDITOR FEES

The following fees for services provided by Ernst & Young LLP were incurred by Clear Channel Outdoor with respect to the years ended December 31, 2024 and 2023:

	Years Ended December 31,

(In thousands)	2024	2023

Audit Fees(a)	$4,936	$4,956

Audit-Related Fees(b)	100	83

Tax Fees(c)	3,217	3,072

All Other Fees(d)	—	2

Total Fees for Services	$8,253	$8,113

(a)

Audit Fees include professional services rendered for the audit of annual financial statements and reviews of quarterly financial statements. This category also includes fees for statutory audits required internationally (including relating to the Europe-North segment in 2024 and 2023, and the Europe-South segment in 2023, which fees will not recur in 2025), services associated with private placements, work performed by tax professionals in connection with the audit or quarterly reviews and accounting consultation and research work necessary to comply with financial reporting and accounting standards.

(b)

Audit-Related Fees include assurance and related services not reported under annual Audit Fees that reasonably relate to the performance of the audit or review of our financial statements and are not reported under Audit Fees, including attest and agreed-upon procedures services not required by statute or regulations and employee benefit plan audits required internationally.

(c)

Tax Fees include professional services rendered for tax compliance and tax planning advice provided domestically and internationally, except those provided in connection with the audit or quarterly reviews.

(d)	All Other Fees include fees for products and services other than those in the above three categories.

Clear Channel Outdoor’s Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to Clear Channel Outdoor is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for Clear Channel Outdoor by its independent auditor, including all services provided by Ernst & Young LLP in 2023 and 2024. The Chair of the Audit Committee may represent the entire committee for the purposes of pre-approving permissible non-audit services, provided that the decision to pre-approve any service is disclosed to the Audit Committee no later than its next scheduled meeting.

Notice and Proxy Statement 2025 79

PROPOSAL 2: ADVISORY RESOLUTION ON

EXECUTIVE COMPENSATION

We are asking our stockholders to approve an advisory resolution on our executive compensation as reported in this Proxy Statement. As described above in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that compensation of our named executive officers should be directly and materially linked to operating performance. The fundamental objective of our compensation program is to attract, retain and motivate top quality executives through compensation and incentives that are competitive with the various labor markets and industries in which we compete for talent and that align the interests of our executives with the interests of our stockholders.

Overall, we have designed our compensation program to:

•	support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	align executive performance with stockholder interests.

We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing in this Proxy Statement, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative.

This resolution, commonly referred to as a “say-on-pay” resolution, is advisory, which means that the vote is not binding on Clear Channel Outdoor, our Board or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather is related to the overall compensation of our named executive officers, as described in this Proxy Statement pursuant to the rules of the SEC. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board recommends that you vote “FOR” approval of the advisory resolution on executive compensation above. Properly submitted proxies will be so voted unless stockholders specify otherwise.

80 Notice and Proxy Statement 2025

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Clear Channel Outdoor for the year ending December 31, 2025.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or any other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but the Audit Committee ultimately may determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may terminate the appointment of Ernst & Young LLP as the independent registered public accounting firm without stockholder approval whenever the Audit Committee deems termination necessary or appropriate.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. Properly submitted proxies will be so voted unless stockholders specify otherwise.

Notice and Proxy Statement 2025 81

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

On or about April 16, 2025, we will begin to mail to our stockholders either a notice containing instructions on how to access this Proxy Statement and our annual report online or a printed copy of these proxy materials.

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:

Clear Channel Outdoor is making these proxy materials available to you via the Internet or, upon your request, has delivered printed versions of these proxy materials to you by mail in connection with Clear Channel Outdoor’s Annual Meeting, which will take place on May 29, 2025. The Board is soliciting proxies to be used at the Annual Meeting. You also are invited to attend the Annual Meeting webcast and are requested to vote on the proposals described in this Proxy Statement.

Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PHYSICAL PROXY MATERIALS?

A:

As permitted by SEC rules, we are making this Proxy Statement and our annual report available to our stockholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement and our annual report and how to vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report via the Internet. The notice also instructs you on how you may submit your proxy via the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained in the notice.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of the nominees for director named in this Proxy Statement;

•	the approval of an advisory resolution on executive compensation; and

•	the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2025.

Q:	WHICH OF MY SHARES MAY I VOTE?

A:

All shares of common stock owned by you as of the close of business on the Record Date may be voted by you. These shares include shares that are: (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank or other nominee. As of the Record Date, there were 496,624,429 shares of common stock outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Most stockholders of Clear Channel Outdoor hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with Clear Channel Outdoor’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Computershare on behalf of Clear Channel Outdoor. As the stockholder of record, you have the right to grant your voting proxy directly to Clear Channel Outdoor or to vote during the Annual Meeting.

Beneficial Owner: If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the

82 Notice and Proxy Statement 2025

beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares during the Annual Meeting, unless you obtain a legal proxy from your broker, bank or other nominee giving you the right to vote the shares and register for the meeting in accordance with the instructions set forth below.

Q:	WHAT CONSTITUTES A QUORUM?

A:

The holders of a majority of the total voting power of Clear Channel Outdoor’s common stock entitled to vote and represented in person (virtually) or by proxy will constitute a quorum at the Annual Meeting. Votes “withheld”, abstentions and “broker non-votes” (as described below) are counted as present for purposes of establishing a quorum.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:

Under NYSE rules, brokers have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters”, but brokers may not vote such shares on “non-routine matters” without voting instructions. When a broker is not permitted to vote the shares of a customer who does not provide voting instructions, it is called a “broker non-vote”. If you do not provide your broker with voting instructions, your broker will not be able to vote your shares with respect to (i) the election of directors or (ii) the advisory vote on executive compensation.

Your broker will send you directions on how you can instruct your broker to vote. Broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting and will have no effect on the vote of the proposals at the Annual Meeting. We do not expect broker non-votes with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Q:	HOW CAN I ATTEND THE ANNUAL MEETING?

A:

We are hosting the Annual Meeting by means of a live webcast to enable attendance by a large number of stockholders and to embrace the latest technology to provide ease of access, real-time communication and cost savings for us and our stockholders. Hosting a virtual meeting makes it easier for our stockholders to participate from any location around the world and provides those of our stockholders who would otherwise not be able to attend the meeting the opportunity to do so. You will not be able to attend the meeting in person. You are entitled to participate in the Annual Meeting only if you were a stockholder of record of Clear Channel Outdoor as of the close of business on the Record Date or if you hold a legal proxy from the record holder for the Annual Meeting.

Stockholder of Record: You will be able to listen to the Annual Meeting, submit questions and vote by going to meetnow.global/M6MCPMQ and logging in using your control number found on your Notice of Internet Availability of Proxy Materials or proxy card.

Beneficial Owner: If you wish to attend the Annual Meeting, you must register in advance. See “HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?” below.

We encourage you to access the meeting website prior to the start time to allow ample time for check in. The virtual Annual Meeting will begin promptly at 9 a.m. Eastern Time.

Q:	HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?

A:	Stockholder of Record: You do not need to register. Follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. See “HOW CAN I ATTEND THE ANNUAL MEETING?” above.

Beneficial Owner: If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Clear Channel Outdoor holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 22, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.

Notice and Proxy Statement 2025 83

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

COMPANY Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q:	HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

A:

If you are a stockholder as of the Record Date and have logged in using your control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question on the Q&A tab and clicking “Send”. Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. Rules of Conduct applicable to the Annual Meeting will be accessible on the virtual meeting website during the Annual Meeting. The audio broadcast of the Annual Meeting will be archived at https://edge.media-server.com/mmc/p/btij49vk for at least one year.

Q:	WHAT IF I RUN INTO TECHNICAL ISSUES WHILE TRYING TO ACCESS THE ANNUAL MEETING?

A:

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure that they have a strong internet connection and that they can hear streaming audio prior to the start of the Annual Meeting.

If you encounter technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 8:45 a.m. Eastern Time and until the end of the Annual Meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a stockholder of record, you may authorize a proxy to vote your shares. Specifically, you may authorize a proxy to vote:

•

By Internet: If you have Internet access, you may submit your proxy by going to www.envisionreports.com/cco and following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to authorize a proxy to vote by Internet. Internet voting is available until 11:59 p.m. Eastern Time on May 28, 2025.

•

By Telephone: If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your proxy card and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m. Eastern Time on May 28, 2025.

•

By Mail: You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the proxy card where indicated on the proxy card and by mailing or otherwise returning the proxy card in the envelope that will be provided to you therewith. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

Q:	WHAT IF I RETURN MY PROXY CARD WITHOUT SPECIFYING MY VOTING CHOICES?

A:	If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board.

84 Notice and Proxy Statement 2025

Q:	WHAT IF I WITHHOLD MY VOTE, ABSTAIN FROM VOTING OR THERE ARE BROKER NON-VOTES ON A SPECIFIC PROPOSAL?

A:	If you withhold your vote on the election of directors, it will have no effect on the outcome of the vote on the election of directors.

If you abstain from voting on (i) the approval of an advisory resolution on executive compensation or (ii) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025, it will have the same effect as a vote “against” these proposals.

Broker non-votes will have no effect on the vote on the proposals at the Annual Meeting. We do not expect broker non-votes with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY CARD OR VOTING INSTRUCTION CARD?

A:	It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

Q:	WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF CLEAR CHANNEL OUTDOOR?

A:	The Board recommends that you vote your shares “FOR”:

•	the nominees for director named in this Proxy Statement;

•	the approval of the advisory resolution on executive compensation; and

•	the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2025.

Q:	WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS AND APPROVE EACH PROPOSAL?

A:	The directors will be elected by a plurality of the votes properly cast. This means that the director nominees receiving the highest number of “FOR” votes will be elected as directors.

The approval of (i) the advisory resolution on executive compensation and (ii) the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2025, will require the affirmative vote of the holders of at least a majority of the total voting power of the shares present in person (virtually) or by proxy at the Annual Meeting and entitled to vote on the matter.

Q:	WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION DUE TO UNFORESEEN CIRCUMSTANCES?

A:	If you vote by proxy and unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the designated proxy will vote your shares for that other person.

Q:	WHERE CAN I FIND A LIST OF STOCKHOLDERS OF RECORD ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:

A list of stockholders of record entitled to vote at the Annual Meeting will be accessible on the virtual meeting website during the Annual Meeting for those attending the Annual Meeting and, additionally, for ten days prior to the Annual Meeting, at our corporate offices at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting, as applicable, by (i) mailing a proxy card dated later than your last submitted proxy card, (ii) authorizing a new proxy to vote on a later date on the Internet or by telephone (it being understood that only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (iii) notifying

Notice and Proxy Statement 2025 85

the Corporate Secretary of Clear Channel Outdoor in writing or (iv) voting during the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke the proxy). If your shares are held beneficially in “street name”, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:

Clear Channel Outdoor will announce preliminary voting results at the Annual Meeting and will then publish final results in a Current Report on Form 8-K, which we anticipate filing with the SEC by June 4, 2025.

Q:	MAY I ACCESS CLEAR CHANNEL OUTDOOR’S PROXY MATERIALS FROM THE INTERNET?

A:	Yes. These materials are available at www.envisionreports.com/cco.

Q:	WILL THE ANNUAL MEETING BE RECORDED?

A:	A replay of the meeting will be made available at www.envisionreports.com/cco.

86 Notice and Proxy Statement 2025

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

AND ADVANCE NOTICE PROCEDURES

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the annual meeting of stockholders in 2026 may do so by following the procedures prescribed in SEC Rule 14a-8. In general, to be eligible for inclusion, stockholder proposals must be received by the Corporate Secretary of Clear Channel Outdoor no later than December 17, 2025 and must otherwise comply with the SEC’s rules. Proposals should be sent to: Corporate Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

If you intend to present a proposal at the annual meeting of stockholders in 2026 (other than pursuant to Rule 14a-8), or if you want to nominate one or more directors at the annual meeting of stockholders in 2026, you must comply with the advance notice provisions of Clear Channel Outdoor’s By-laws, which require, among other things, that you give timely notice in writing to the Corporate Secretary at the address set forth above. Our Corporate Secretary must receive the notice no earlier than the close of business on January 29, 2026 and no later than the close of business on February 28, 2026. However, if the date of our 2026 Annual Meeting is more than 30 days before or after the first anniversary of the date of the Annual Meeting, then our Corporate Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2026 Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2026 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of 2026 Annual Meeting is first made by us. You may contact our Corporate Secretary at the address set forth above for a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the requirements of the By-laws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than March 30, 2026.

OTHER MATTERS

Neither Clear Channel Outdoor’s management nor the Board knows of any other business to be brought before the Annual Meeting other than the matters described above. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

GENERAL

Clear Channel Outdoor will bear the costs of preparing and mailing the proxy materials and other costs of the proxy solicitation made by the Board. Following the original mailing of the proxy soliciting material, for a fee of approximately $18,500, plus certain costs and expenses, Innisfree M&A Incorporated may assist Clear Channel Outdoor in soliciting proxies. In addition, regular employees of Clear Channel Outdoor may solicit proxies by mail, telephone, facsimile, e-mail and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties. Clear Channel Outdoor expects to reimburse such parties for their charges and expenses connected therewith.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. Clear Channel Outdoor and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address,

Notice and Proxy Statement 2025 87

householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to Clear Channel Outdoor Holdings, Inc., Investor Relations, 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249 or by calling (210) 832-3700. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement to a beneficial owner at a shared address to which a single copy of the Proxy Statement was delivered.

An electronic copy of Clear Channel Outdoor’s Annual Report on Form 10-K filed with the SEC on February 24, 2025 is available free of charge at Clear Channel Outdoor’s website at investor.clearchannel.com. A paper copy of the Form 10-K is also available without charge to stockholders upon written request to: Investor Relations, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

88 Notice and Proxy Statement 2025

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current facts included in this document are forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. For example, all statements we make related to our fiscal year 2025 estimated and projected revenue, cash flows, goals, and our outlook for future business developments, strategies, or initiatives and expected benefits thereof, are forward-looking statements.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. Among these factors are risks related to: continued economic uncertainty; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom; the impact of our substantial indebtedness; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; legislative or regulatory requirements; volatility of our stock price; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; and the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, and other important information about forward-looking statements are disclosed under Item 1A, “Risk Factors,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A)-Forward-Looking Statements,” in our Annual Report on Form 10-K.

Notice and Proxy Statement 2025 89

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/cco or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/cco

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board recommends that you vote “FOR” all director nominees and “FOR” Proposals 2 and 3

1. Election of each of the following director nominees: John Dionne, Lisa Hammitt, Andrew Hobson, Timothy (Tim) P. Jones, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Scott R. Wells, Raymond (Ted) T. White, and Jinhy Yoon

01 - John Dionne 04 - Timothy (Tim) P. Jones 07 - W. Benjamin Moreland			02 - Lisa Hammitt 05 - Thomas C. King 08 - Scott R. Wells		03 - Andrew Hobson 06 - Joe Marchese 09 - Raymond (Ted) T. White	10 - Jinhy Yoon
☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the advisory (non-binding) resolution on executive compensation	☐	☐	☐	3.	Ratification of Ernst & Young LLP as the independent accounting firm for the year ending December 31, 2025	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If any other matters properly come before the meeting, the proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

043JGB

The 2025 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc.

will be held on Thursday, May 29, 2025 at 9:00 am Eastern Time, virtually via the Internet at meetnow.global/M6MCPMQ.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2025.

The Proxy Statement and the Annual Report are available at: www.envisionreports.com/cco

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cco

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2025 Annual Meeting of Stockholders – May 29, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott R. Wells and Lynn A. Feldman, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Clear Channel Outdoor Holdings, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said company to be held virtually at 9:00 A.M. Eastern Time on May 29, 2025, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL THE NOMINEES NAMED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2 AND 3.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.